Exhibit 2.1

DATED 17 SEPTEMBER 2019

CROSS-BORDER MERGER

Between

CIMPRESS LIMITED

AND

CIMPRESS N.V.

COMMON DRAFT TERMS OF MERGER

(joint merger proposal (gezamenlijk voorstel tot fusie) in the meaning of the DCC]

(Dutch translation required for publication with Dutch Trade Registry)

THESE COMMON DRAFT TERMS OF MERGER are made between:

(1)

CIMPRESS LIMITED, a private company limited by shares incorporated under the laws of Ireland with company number 607465 and having its registered office at Building D, Xerox Technology Park, Dundalk, Co. Louth (the “Successor Company”);

AND

(2)

CIMPRESS N.V., a public limited company incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Venlo, the Netherlands and registered in the Dutch trade register under number 14117527 and headquartered in Ireland, having its address at Building D, Xerox Technology Park, Dundalk, Co. Louth and registered as a branch in Ireland under number 909075 (the “Transferor Company”).

PURSUANT TO the provisions of the Irish Regulations (as defined below), the provisions of the Dutch Regulations (as defined below) and the provisions of the Directive (as defined below).

1	Interpretation

1.1	Definitions

In these Common Draft Terms unless the context otherwise requires or unless otherwise specified:

“Assets” means all assets held by the Transferor Company as at the Effective Time;

“Business” means the business of the Transferor Company as carried on at the Effective Time;

“Business Day” means a day (other than a Saturday or Sunday) on which clearing banks are generally open for business in the Netherlands and Ireland;

“Cash Compensation” has the meaning given to it in clause 13.4;

“Cash Compensation Request” has the meaning given to it in clause 13.5;

“Cash Compensation Right” has the meaning given to it in clause 13.4;

“Cimpress Equity Plans” means any of the following: (a) 2016 Performance Equity Plan adopted on 27 May 2016 and amended on 15 November 2016 and 13 November 2018; (b) 2011 Equity Incentive Plan adopted on 30 June 2011; (c) 2005 Non-Employee Directors’ Share Option Plan adopted on 28 August 2009 and amended on 2 October 2010; and (d) Amended and Restated 2005 Equity Incentive Plan adopted on 28 August 2009 and amended on 2 October 2010;

“Cimpress Group” means the group of companies whose ultimate parent is the Transferor Company;

“Cimpress Shareholders” means the shareholders of the Transferor Company;

“Cimpress ULC” means Cimpress Holding Unlimited Company, a private unlimited company incorporated under the laws of Ireland, registered with the CRO under company number 655038 and with its registered office at Building D, Xerox Technology Park, Dundalk, Co. Louth;

“Common Draft Terms” means the present common draft terms of the Cross-Border Merger meaning the joint merger proposal (gezamenlijk voorstel tot fusie) pursuant to section 2:312, section 2:326 and section 2:333d DCC;

“Constitution” means the constitution of the Successor Company;

“CRO” means the Irish Companies Registration Office;

“Cross-Border Merger” means a merger of a national limited liability company with a limited liability company from another EU Member State, as provided for by the Directive, the Irish Regulations and the Dutch Regulations;

“DCC” means the Dutch Civil Code;

“Directive” means Directive 2005/56/EC of the European Parliament and of the Council of Ministers of 26 October 2005 on Cross-Border Mergers of Limited Liability Companies as repealed and codified by Chapter II, Title II of Directive 2017/1132/EU;

“Draft Amendment Articles of Association Transferor Company” has the meaning given to in clause 13.2;

“Directors’ Explanatory Report” has the meaning given to it in clause 2.3.1;

“Dutch Independent Expert” has the meaning given to it in clause 8.3;

“Dutch Regulations” means title 7 of book 2 of the Dutch Civil Code;

“Effective Time” means 4:15 p.m. Eastern Standard Time, immediately after the close of trading on NASDAQ, on 3 December 2019 or such other date as may be agreed by the Merging Companies, subject to the approval of the Irish Court;

“EGM” has the meaning given to it in clause 13.2;

“Election Period” has the meaning given to it in clause 13.5;

“Electing Shareholder” has the meaning given to it in clause 13.4;

“Exit Shares” has the meaning given to it in clause 13.6;

“EY Ireland” means the Irish partnerships of Ernst & Young;

“EY Netherlands” means Ernst & Young (Netherlands);

“Final Order” means the order made by the Irish Court (defined below) under Regulation 14 of the Irish Regulations pursuant to which the Irish Court approves the completion of the Merger, confirms that the terms and conditions of the Merger are fair (both procedurally and substantively) to the Cimpress Shareholders, and fixes the Effective Time;

“Foundation” has the meaning given to it in clause 5.3;

“Irish Independent Expert” has the meaning given to it in clause 8.2;

“Irish Court” means the High Court of Ireland;

“Irish Regulations” means the European Communities (Cross-Border Mergers) Regulations 2008 (S.I. No. 157 of 2008), as amended from time to time;

“Liabilities” means all the liabilities of the Transferor Company as at the Effective Time;

“Matsack” means Matsack Nominees Limited, a private company limited by shares incorporated under the laws of Ireland, registered with the CRO under company number 172157 and with its registered office at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland;

“Merger” means the proposed Cross-Border Merger (by acquisition) of the Transferor Company into the Successor Company under the terms and conditions set forth in these Common Draft Terms, by which the Assets and Liabilities shall transfer by universal succession of title (onder algemene titel) to the Successor Company and the Transferor Company will cease to exist as at the Effective Time;

“Merger Proxy Statement” means the proxy statement to be furnished to the Cimpress Shareholders in connection with the EGM at which such shareholders will be asked to adopt the resolution to enter into the Merger in accordance with these terms and conditions of the Common Draft Terms;

“Merging Companies” means the Successor Company and the Transferor Company (each as defined above), and “Merging Company” shall be construed accordingly as the context so requires;

“NASDAQ” means the Nasdaq Global Stock Market;

“Revised Constitution” means the constitution of the Successor Company to be in effect as of the Effective Time, substantially in the form of Schedule 2 hereto;

“Schedules” means the schedules annexed to these Common Draft Terms, and “Schedule” shall be construed accordingly as the context so requires;

“Share Exchange Ratio” means the share exchange ratio for the Merger as described in clause 4.1.2;

“Shareholder Resolution” means the special resolution of the shareholders of the Successor Company to be passed in order to approve these Common Draft Terms, as provided for by Regulation 10 of the Irish Regulations;

“Successor Company’s Financial Statements” means the unaudited abridged financial statements of the Successor Company dated 31 December 2018;

“Successor Company New Shares” means ordinary shares of EUR0.01 each in the capital of the Successor Company to be issued to the Cimpress Shareholders on consummation of the Merger in accordance with the Share Exchange Ratio;

“Successor Company Ordinary Shares” has the meaning given to it in clause 3.2.5;

“Transferor Company’s Financial Statements” means the unaudited interim non-consolidated balance sheet (tussentijdse vermogensopstelling) of the Transferor Company dated 30 June 2019; and

“Transferor Company Shares” means all shares of the Transferor Company issued and outstanding immediately prior to completion of the Merger.

1.2	Interpretation

1.2.1	In these Common Draft Terms, unless the context otherwise requires or unless otherwise specified:

(a)

any reference to any statute, statutory provision or to any order or regulation shall be construed as a reference to that statute, provision, order or regulation as extended, modified, amended, replaced or re-enacted from time to time (whether before or after the date of these Common Draft Terms) and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom (whether before or after the date of these Common Draft Terms);

(b)	words denoting any gender include all genders and words denoting the singular include the plural and vice versa;

(c)	all references to recitals, sections, clauses, paragraphs, schedules and annexures are to recitals in, sections, clauses and paragraphs of and schedules and annexures to these Common Draft Terms;

(d)	headings are for convenience only and shall not affect the interpretation of these Common Draft Terms;

(e)

words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall unless the context clearly indicates to the contrary refer to the whole of these Common Draft Terms and not to any particular section, clause or paragraph hereof;

(f)

in construing these Common Draft Terms general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words and any reference to the word “include” or “including” is to be construed without limitation;

(g)

any reference to “Common Draft Terms” or any other document or to any specified provision of these Common Draft Terms or any other document is to these Common Draft Terms, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of these Common Draft Terms or that document;

(h)	“writing” or any similar expression includes transmission by fax or by email;

(i)

any reference to a document being in the “agreed form” means in relation to that document the draft of that document which has been initialled by each of the Merging Companies or by their respective solicitors on their behalf by way of identification; and

(j)

if any action or duty to be taken or performed under any of the provisions of these Common Draft Terms would fall to be taken or performed on a day which is not a Business Day such action or duty shall be taken or performed on the next Business Day following such day.

1.3	Schedules

1.3.1

The contents of the Schedules form an integral part of these Common Draft Terms and shall have as full effect as if they were incorporated in the body of these Common Draft Terms and the expressions “these Common Draft Terms” and “the Common Draft Terms” as used in any of the Schedules shall mean these Common Draft Terms and any reference to “these Common Draft Terms” shall be deemed to include the Schedules.

2	Preliminary

2.1	Background to Merger

2.1.1

The boards of directors of the Merging Companies believe that giving effect to the Merger will be in the best interests of the Cimpress Group and the Cimpress Shareholders. In arriving at this determination, the boards of directors of the Merging Companies consulted with the Cimpress Group’s management along with its legal and tax advisors and considered various factors in its deliberations.

2.1.2

The boards of directors of the Merging Companies concluded that the Merger is likely to result in benefits to the Cimpress Group and the Cimpress Shareholders, including, among other benefits, maintaining the Cimpress Group’s flexibility on capital deployment strategies, such as the repurchase of shares in the Successor Company at times when it is needed to cover obligations under the Cimpress Equity Plans, for acquisitions or similar transactions or more generally at times that management believes shares in the Successor Company represent an attractive investment for the Cimpress Group and the Cimpress Shareholders.

2.1.3

If approved, the Merger will change the Cimpress Group’s legal domicile from the Netherlands to Ireland. The board of directors of the Transferor Company and the board of directors of the Successor Company believe that the Irish regime represents a more flexible and favourable environment for multinational groups with a profile like the Cimpress Group and aligns better with the Cimpress Groups’ current international footprint and profile.

2.1.4

Therefore the entire board of directors of the Transferor Company and the entire board of directors of the Successor Company propose to merge the Transferor Company into the Successor Company for the purpose of restructuring the economic and legal organisation of its Business.

2.1.5

Notwithstanding anything to the contrary contained in these Common Draft Terms, the boards of directors of the Merging Companies reserve the right to withdraw from the Merger at any time prior to the issuance of the Final Order.

2.2	Merger by Acquisition

2.2.1

The Merger shall be carried out as a merger by acquisition in the manner pursuant to Regulation 2(1) of the Irish Regulations and section 2:309 and section 2:333c DCC whereby the Successor Company acquires all assets and liabilities by universal succession of title (onder algemene titel) of the Transferor Company and the Transferor Company ceases to exist, in exchange for the allotment and issuance of the Successor Company New Shares to the Cimpress Shareholders, without any cash payment (except in cases as described in clause 13).

2.2.2

Accordingly, at the Effective Time, the Transferor Company shall merge into the Successor Company pursuant to the terms and conditions of these Common Draft Terms, with the Successor Company being the resulting company and the Transferor Company as the disappearing company.

2.2.3

As a consequence of the Merger, ownership, title and the possession of the Assets and Liabilities will be transferred to, or assumed by, the Successor Company by universal succession of title (onder algemene titel) by operation of the Irish Regulations and the Dutch Regulations. The Successor Company will become entitled to the Assets, will continue the activities of the Business and shall assume, carry out, perform and complete the Liabilities from the Effective Time. All other rights and obligations of the Transferor Company shall also pass from the Transferor Company to the Successor Company under universal succession of title (onder algemene titel) at the Effective Time.

2.2.4	Following completion of the Merger, and as a consequence of the Merger, the Transferor Company ceases to exist.

2.3	Shareholders of the Merging Companies

2.3.1

In accordance with Regulation 6 of the Irish Regulations, the board of directors of the Successor Company are required to prepare a report which will set out information on the implications of the Merger for the shareholders of the Successor Company and (where applicable) creditors and employees of the Successor Company, as well as the economic and legal grounds for the Merger. Similarly, in accordance with section 2:313 DCC, the board of directors of the Transferor Company are required to prepare a report which will set out information on the implications of the Merger indicating the anticipated consequences for the activities, and more specifically the information on the implications of the Merger for the Cimpress Shareholders and (where applicable) creditors and employees of the Transferor Company, as well as the social, economic and legal grounds for the Merger. The board of directors of the Successor Company and the board of directors of the Transferor Company shall prepare a joint directors’ explanatory report to satisfy the requirements of Regulation 6 of the Irish Regulations and section 2:313 DCC (the “Directors’ Explanatory Report”).

2.3.2

The Directors’ Explanatory Report shall be made available for inspection by the shareholders of the Successor Company for a period of at least one month. The approval of the shareholders of the Successor Company of these Common Draft Terms is required pursuant to Regulation 10 of the Irish Regulations. Following the expiration of the foregoing notice period, it is proposed that the Shareholder Resolution is passed in order to approve these Common Draft Terms, as provided for by Regulation 10 of the Irish Regulations.

2.3.3	The Directors’ Explanatory Report, and the documents referred thereto in section 2:314(2) and section 2:328(2) DCC will be filed at the offices of the Transferor Company for the Cimpress Shareholders.

3	The Merging Companies

3.1	The Merging Companies are the Successor Company and the Transferor Company, and are identified as follows:

3.2	The Successor Company

3.2.1

The Successor Company is Cimpress Limited, a private company limited by shares incorporated under the laws of Ireland and tax resident in Ireland, with company number 607465 and with its registered office at Building D, Xerox Technology Park, Dundalk, Co. Louth.

3.2.2	The Successor Company has an issued share capital of EUR100 divided into 100 ordinary shares of EUR1.00 each.

3.2.3	The shareholders of the Successor Company are Matsack and Cimpress ULC.

3.2.4	The Successor Company’s shares are not listed on a regulated market and it has not previously offered financial securities to the public.

3.2.5

Prior to the Effective Time, the Successor Company intends to (a) apply to re-register as an Irish public limited company pursuant to Part 20 of the Companies Act 2014 of Ireland, and (b) (i) adopt an authorised share capital of EUR2,025,000 comprising 100,000,000 ordinary shares of EUR0.01 each (the “Successor Company Ordinary Shares”) and 100,000,000 preferred shares of EUR0.01 each, plus 25,000 deferred ordinary shares of EUR1.00 each, (ii) convert the existing 100 ordinary shares of EUR1.00 each currently in issue to deferred ordinary shares and (iii) allot and issue 24,900 deferred ordinary shares of EUR1.00 each to Matsack (“Legal Capital Changes”).

3.2.6

The Successor Company’s Constitution (which is in place as of the date of these Common Draft Terms) and the Successor Company’s Revised Constitution (which will be in place as of the Effective Time) are attached hereto at Schedule 1 and Schedule 2, respectively.

3.2.7

The Successor Company is not subject to any bankruptcy or insolvency proceedings, has not ceased trading, has not been dissolved or is not in liquidation, and has not filed a petition for suspension of payments.

3.3	The Transferor Company

3.3.1

The Transferor Company is Cimpress N.V., a public limited company incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Venlo, the Netherlands and registered in the Dutch trade register under number 14117527, and headquartered and tax resident in Ireland, having its address at Building D, Xerox Technology Park, Dundalk, Co. Louth, and registered as a branch in Ireland under number 909075.

3.3.2	The Transferor Company has an issued share capital of EUR440,806.27 divided into 44,080,627 ordinary shares, each share with a nominal value of EUR0.01. All these ordinary shares are fully paid up.

3.3.3	In excess of 60% of the Transferor Company’s issued share capital is listed on the NASDAQ.

3.3.4

The Transferor Company is not subject to any bankruptcy or insolvency proceedings, has not ceased trading, has not been dissolved or is not in liquidation, and has not filed a petition for suspension of payments.

3.3.5

No depository receipts for shares in the Transferor Company have been issued with the cooperation of the Transferor Company and no right of usufruct or right of pledge has been created on any share in the capital of the Transferor Company.

3.3.6	The Transferor Company has no supervisory board.

3.3.7	The Transferor Company has no shares issued without profit rights or without voting rights.

4	Share Exchange Ratio and Terms of Allotment

4.1	Share Exchange Ratio

4.1.1

The Successor Company shall allot and issue the Successor Company New Shares to the Cimpress Shareholders as consideration for the transfer by universal succession of title (onder algemene titel) of the Assets and Liabilities of the Transferor Company to the Successor Company.

4.1.2

The boards of directors of the Merging Companies have agreed that the Share Exchange Ratio should be one share in the Successor Company for one share in the Transferor Company, calculated in accordance with the number of Transferor Company Shares immediately prior to the Effective Time, except in cases as described in clause 13.

4.1.3

The Share Exchange Ratio is based on the fair market value of the Successor Company and on the fair market value of the Transferor Company. In evaluating these components in the determination of the Share Exchange Ratio and in establishing the conditions of the Merger generally, the Successor Company and the Transferor Company used the Successor Company’s Financial Statements (as defined above) and the Transferor Company’s Financial Statements (as defined above). In that regard, the Merging Companies took into consideration that, as of the date of the Successor Company’s Financial Statements, the Successor Company had no retained profits or losses.

4.1.1

No cash payment will be made to the Cimpress Shareholders, nor will any other consideration be provided pursuant to the Merger (other than the assumption of the Liabilities), except in cases as described in clause 13.

4.1.2	No shares in the capital of the Transferor Company shall be cancelled on the occasion of the Merger pursuant to section 2:325(3)DCC.

4.1.3

All Cimpress Shareholders, except for the Electing Shareholders who receive a Cash Compensation for their Exit Shares, shall be fully entitled to share the profits in the Successor Company as from the Effective Time.

4.1.4	On the occasion of the Merger, no shares in the capital of the Successor Company shall be cancelled pursuant to section 2:325(3)DCC.

4.2	Terms of Allotment

4.2.1

At the Effective Time, the Successor Company shall allot and issue the Successor Company New Shares credited as fully paid to the Cimpress Shareholders, except in cases as described in clause 13, on the basis of the Share Exchange Ratio and otherwise on the terms and conditions set out in this Agreement.

4.2.2

The Successor Company New Shares will rank pari passu in all respects with the Successor Company Ordinary Shares at the Effective Time, including, where the record date for determining entitlements is at or after the Effective Time, the right to all dividends and other distributions (if any) declared, made or paid by the Successor Company on the Successor

Company Ordinary Shares. No special rights or conditions will affect this entitlement of the Successor Company New Shares (or the holders thereof) in respect of dividends or distributions declared, made or paid on the ordinary share capital of the Successor Company where the record date for determining entitlement to such dividends or distributions is at or after the Effective Time.

4.2.3	An application will be made to have the Successor Company New Shares admitted to trading on the NASDAQ as from the Effective Time.

4.3	Increase in the Successor Company’s issued share capital

4.3.1

As a consequence of the Merger, the Successor Company will increase its issued share capital (which, immediately prior to the Merger, will consist, as a result of the Legal Capital Changes, of 25,000 deferred ordinary shares of EUR1.00 each) by allotting and issuing the Successor Company New Shares.

4.3.2

The Successor Company New Shares will be issued at a premium to their nominal value equal in aggregate to the difference between the market capitalisation of the Transferor Company (“Market Cap”) at the Effective Time and the nominal value of the Successor Company New Shares at the Effective Time.

4.3.3

By way of example, on the basis of assuming an estimated Market Cap of USD2,767,206,855.41 on 30 June 2019, as detailed in Schedule 3, the total share premium would be USD2,766,704,336.26 and, based on the allotment and issuance of 44,080,627 Successor Company New Shares (being the number of issued shares in the Transferor Company at the date of these Common Draft Terms), the share premium per share would be USD90.87.

4.3.4

The actual value of the share premium must, under Irish company law, be calculated based on the Market Cap as at the Effective Time. This calculation shall be completed as soon as reasonably practicable following the Effective Time.

4.3.5	Under Irish company law, since the actual value of the share premium must be calculated based on the Market Cap as at the Effective Time:

(a)	In the event that the Market Cap determined as at the Effective Time is higher than that set out above, the Successor Company’s share premium account will be higher.

(b)	In the event that the Market Cap determined as at the Effective Time is less than that set out above, the Successor Company’s share premium account will be lower.

(c)	In no event shall the number of Successor Company New Shares change to reflect any such difference in Market Cap as the exchange ratio is fixed.

5	Shares or Other Securities in the Transferor Company to Which Special Rights or Restrictions Attach

5.1

There are no individuals or legal entities that have special rights towards the Transferor Company as referred to in section 2:320 in conjunction with section 2:312(2)DCC, other than in the capacity of shareholder, so that no special rights or compensation should be granted or allocated on account of the Successor Company. Accordingly, no special rights or compensation should be granted or allocated on account of the Successor Company.

5.2

Save as disclosed in clause 6 of these Common Draft Terms, the Transferor Company has not issued any equity securities or equity-linked securities other than Transferor Company Shares and accordingly no measures are required or proposed under the Merger concerning holders of any such securities.

5.3

Stichting Continuïteit Cimpress, a foundation incorporated under the laws of the Netherlands, having its seat in Venlo, the Netherlands (the “Foundation”), was granted the right to acquire preferred shares in the capital of the Transferor Company as a protective measure (the “Foundation Option Agreement”). The Foundation may only exercise this call option taking into account its objects and the intention of the Foundation set out in its articles of association and set out in the option agreement entered into by the Foundation and the Transferor Company. The board of the Foundation shall irrevocably and unconditionally have waived in writing subject to the Effective Time any and all rights under the Foundation Option Agreement, as a result of which the Foundation will not have any rights to receive any option rights of the Successor Company New Shares on the occasion of the Merger.

5.4

No shares or securities will be issued by the Successor Company under the Merger other than the Successor Company New Shares. No special rights or restrictions will apply to any of the Successor Company New Shares to be issued pursuant to the Merger.

6	Proposal in relation to Cimpress Equity Plans

6.1

The Successor Company will assume all of the Transferor’s Company’s obligations under the Cimpress Equity Plans. At the Effective Time, the rights of beneficiaries to receive shares, share options or other equity awards under the Cimpress Equity Plans will be converted to equivalent rights to receive ordinary shares, share options or other equity awards in the Successor Company. The Cimpress Equity Plans will be amended in connection with the Merger only to the extent necessary to effect the substitution of the Successor Company for the Transferor Company with regard to the Transferor Company’s obligations pursuant to the Cimpress Equity Plans.

7	Composition of the Board of Directors of the Successor Company

7.1

The composition of the board of directors of the Successor Company shall be amended with effect from the Effective Time with the result that the composition of the board of directors of the Successor Company with effect from the Effective Time shall be the same as the board of directors of the Transferor Company immediately prior to the Effective Time.

8	Special Advantages

8.1

No special advantages, amounts or benefits will be granted, paid or given or are intended to be granted, paid or given in connection with the Merger to any directors, supervisory board members, or managers of the Merging Companies nor to any auditors or independent experts assisting with the Merger, nor to any third party involved in the intended Merger.

8.2

In accordance with Regulation 7 of the Irish Regulations, EY Ireland has been appointed for the Successor Company by its board of directors on 17 September 2019 as an independent expert (the “Irish Independent Expert”) for the purposes of preparing a report to the shareholders of the Successor Company on the Common Draft Terms. Accordingly, no advantage is granted and no amount or benefit has been or will be paid or given to the Irish Independent Expert except for its fees.

8.3

In accordance with section 2:328 DCC, EY Netherlands has been appointed for the Transferor Company by its board of directors on 17 September 2019 as an independent expert (the “Dutch Independent Expert”) for the purposes of (1) examining these Common Draft terms and (a) certifying that the proposed Share Exchange Ratio is reasonable, and (b) certifying that the sum of the net assets of the Transferor Company as of the date to which the Transferor Company’s Financial Statements relate, on the basis of generally acceptable valuation methods, at least corresponds to the nominal paid up amount on the aggregate number of Successor Company New Shares to be issued to the Cimpress Shareholders under the Merger increased with the total amount of the Cash Compensation which shareholders may claim as referred to in clause 13, and (2) preparing a report stating his opinion on the matters mentioned in section 2:327 DCC. Accordingly, no advantage is granted and no amount or benefit has been or will be paid or given to the Dutch Independent Expert except for its fees.

9	Likely Repercussions on Employment

9.1	Employees

9.1.1	As at the date of these Common Draft Terms, the Transferor Company has two employees. The Successor Company does not have nor will have at the Effective Time any employees.

9.1.2

As a consequence of the Merger, the employees of the Transferor Company will become employees of the Successor Company by operation of law pursuant to the laws of each of the Merging Companies’ jurisdictions. Such employees of the Transferor Company will continue to be employed on the same terms as they are currently employed once the Merger has completed. Accordingly, it is anticipated that the Merger will not have any negative impact on the employees of the Transferor Company.

9.2	Employee Participation

9.2.1

As at the date of these Common Draft Terms, neither of the Merging Companies has a system of employee participation in force. Accordingly, no obligation arises to elect a special negotiating body or to negotiate an employee participation agreement in accordance with Regulation 23 of the Irish Regulations and section 2:333k DCC, and as a result whereof no information can be given in accordance with section 333e(1)(c) DCC.

9.2.2

None of the Merging Companies has a works council (ondernemingsraad), nor is there a works council (ondernemingsraad) from a group undertaking of the Merging Companies that is entitled to advise on the intended Merger.

9.3	Agency Workers

As at the date of this Agreement, the Transferor Company has no agency workers and the Successor Company has no agency workers.

10	Accounting

10.1	Treatment for Accounting Purposes

10.1.1

All of the Assets and Liabilities shall for accounting purposes be treated as those of the Successor Company with effect from the Effective Time. The transactions of the Transferor Company shall be treated as those of the Successor Company from the Effective Time.

10.1.2	The statutory provisions regarding the legal effectiveness of the Merger shall not be affected.

10.1.3

As the Successor Company is a company with no trading activity, it will not have any distributable reserves prior to completion of the Merger. As a result of the Merger, the Successor Company will acquire the goodwill of the Transferor Company. The Merger itself, however, will not result in the creation of distributable reserves in the Successor Company.

10.2	Merging Companies’ Accounts

10.2.1	For the purposes of preparing the Common Draft Terms, the Merging Companies used the following financial statements:

(a)	in the case of the Successor Company, the Successor Company’s Financial Statements (that is, the unaudited abridged financial statements made up to 31 December 2018); and

(b)	in the case of the Transferor Company, the Transferor Company’s Financial Statements (that is the unaudited interim non-consolidated balance sheet of the Transferor Company dated 30 June 2019).

10.2.2

As the Successor Company’s latest annual accounts are more than 6 months old, the shareholders of the Successor Company have agreed that the preparation of an “accounting statement” by the Successor Company in accordance with Regulation 11(3) of the Irish Regulations is not required.

10.2.3

As the Transferor Company’s latest annual accounts are more than 6 months old, the Transferor Company has prepared an unaudited interim non-consolidated balance sheet dated 30 June 2019 which has been prepared (i) in the format of the last adopted annual accounts and (ii) in accordance with Dutch law. Accordingly, such unaudited interim non-consolidated balance shall constitute the “merger accounting statement” for the purposes of Regulation 11(3) of the Irish Regulations and the “tussentijdse vermogensopstelling” for the purpose of section 2:314(2) DCC.

11	Evaluation of the Assets and Liabilities

11.1	Evaluation and Description of Assets and Liabilities

11.1.1	At the Effective Time, all of the Assets and Liabilities shall be transferred to the Successor Company by universal succession of title (onder algemene titel).

11.1.2

The description of the Assets and Liabilities is established for information purposes only based on the Transferor Company’s Financial Statements. This description is not exhaustive as the Merger will lead to a transfer by universal succession of title (onder algemene titel) of all Assets and Liabilities to the Successor Company as of the Effective Time.

11.1.3

The final net book value of the assets and liabilities transferred to the Successor Company, and, as a consequence, the resulting net asset value, will be determined by the board of directors of the Successor Company as soon as practicable after the Effective Time.

11.1.4

The Successor Company will record the Assets and Liabilities acquired from the Transferor Company by universal succession of title (onder algemene titel) in accordance with the accounting standards applicable to the Successor Company.

11.2	Transferred Assets

For information purposes only, the Assets recorded in the Transferor Company’s Financial Statements have a book value of USD4,481,845,000 on 30 June 2019.

11.3	Transferred Liabilities

11.3.1	For information purposes only, the Liabilities recorded in the Transferor Company’s Financial Statements have a book value of USD791,500,000 on 30 June 2019.

11.3.2

Should any liability appear over and above the liabilities mentioned above as a result of any error or omission (or any over- or under- provisioning), the Successor Company will assume such liability without any right of recourse against the Transferor Company.

11.3.3	Furthermore, as a result of the Merger, both pending cases of litigation and possible future cases of litigation involving the Transferor Company will be transferred to the Successor Company.

11.4	Net Assets Transferred

Based on the above, the Assets and Liabilities recorded in the Transferor Company’s Financial Statements for information purposes have a net book value of USD3,690,345,000.

12	Creditors’ Rights

12.1

Upon the completion of the Merger, the creditors of the Transferor Company shall become the creditors of the Successor Company. As both Merging Companies are solvent in all respects as at the date of these Common Draft Terms, it is not envisaged that the rights of the creditors of either Merging Company will be adversely affected by the Merger.

12.2	The creditors of the Transferor Company may exercise their rights under section 2:316 DCC.

12.3	The creditors of the Successor Company may exercise their rights under Regulation 15 of the Irish Regulations.

13	EGM and Cash Compensation

13.1

The general meeting of the Transferor Company may resolve to enter into the Merger, but only at the proposal of the board of directors of the Transferor Company. This resolution of the general meeting of the Transferor Company is not subject to the approval of any other corporate body of the Transferor Company. The resolution to enter into the Merger can be adopted with an absolute majority (volstrekte meerderheid) of votes cast in a general meeting in which at least one third of the outstanding shares are represented, provided that such resolution requires a majority of at least a two thirds majority of the votes cast if less than half of the issued capital is represented at the general meeting.

13.2

The resolution to enter into the Merger will be proposed to the general meeting of the Transferor Company (the “EGM”). It will be proposed to the EGM to also resolve to amend the articles of association of the Transferor Company, a copy of which proposed amendment is attached to these Common Draft Terms as Schedule 4 (the “Draft Amendment Articles of Association Transferor Company”). Pursuant to such amendment, a formula, as referred to in section 2:333h(2), last sentence DCC, will be included in the articles of association of the Transferor

Company, on the basis of which the Cash Compensation payable to the Cimpress Shareholders as described below in clause 13.3 up to and including clause 13.10 can be readily determined (the “Formula”).

The Formula reads as follows: the Cash Compensation payable to an Electing Shareholder (defined below) in respect of each Exit Share (defined below) shall be calculated using the closing price of the Transferor Company’s shares on the NASDAQ on the first trading day immediately after the expiration of the Election Period (defined below).

13.3

The resolution to enter into the Merger will only be put to a vote at the EGM if the resolution relating to the aforementioned amendment to the articles of association in accordance with the Draft Amendment Articles of Association Transferor Company has been adopted by the EGM and the articles of association of the Transferor Company have been amended accordingly.

13.4

If the EGM resolves to enter into the Merger, any Cimpress Shareholder that voted against the Merger (the “Electing Shareholder”) is entitled to claim a cash compensation in lieu of shares in the Successor Company, in accordance with section 2:333h(1) DCC (the “Cash Compensation Right”), within one month after the EGM. At the Effective Time, such Electing Shareholder will not receive Successor Company New Shares. Instead, such Electing Shareholder will receive a compensation in cash (the “Cash Compensation”) for the shares for which he duly exercised his Cash Compensation Right.

13.5

In order for a Electing Shareholder that voted against the Merger to become eligible for the Cash Compensation Right, such Electing Shareholder should file a request for compensation (the “Cash Compensation Request’) with the Transferor Company within one month starting the day after the date of the EGM (the “Election Period”). A draft of the Cash Compensation Request form is attached to these Common Draft Terms as Schedule 5.

13.6

The Cash Compensation Right of such Electing Shareholder only relates to the shares that the relevant Electing Shareholder (i) held at the record date for the EGM in which such Electing Shareholder voted against the Merger and (ii) still holds at the time the Electing Shareholder submits its Compensation Request (such shares to be referred to as “Exit Shares”). A Cimpress Shareholder who voted in favour of the proposal to enter into the Merger at the EGM, abstained from voting or was not present or represented at the EGM, does not have the Cash Compensation Right.

13.7

If a Cimpress Shareholder that voted against the Merger does not file a Cash Compensation Request within the Election Period, such shareholder will be entitled to shares in the Successor Company in accordance with the Share Exchange Ratio.

13.8

The Cash Compensation Request will be irrevocable once the Election Period has ended, and following the submission of such request, the relevant Electing Shareholder shall not be allowed to transfer or dispose of his Exit Shares in any manner. The Exit Shares will be cancelled as per the Effective Time.

13.9	The Cash Compensation per Exit Share to be received by an Electing Shareholder will be determined in accordance with the Formula.

13.10

The Successor Company hereby assumes the obligation of the Transferor Company to pay the Cash Compensation to the Electing Shareholders in accordance with section 2:333i(4) DCC and will pay such Cash Compensation to the Electing Shareholders within 60 days following the Effective Time, net of applicable withholding tax, if any, that is required to be withheld by law.

14	Conditions Precedent

14.1	The Merger shall not be completed unless each of the following conditions precedent has been satisfied:

14.1.1	the Successor Company’s shareholders have approved the Merger and these Common Draft Terms;

14.1.2

the EGM has adopted the resolution to amend the articles of association of the Transferor Company in accordance with the Draft Amendment Articles of Association Transferor Company and the articles of association of the Transferor Company have been amended accordingly;

14.1.3	the EGM adopted the resolution to enter into the Merger;

14.1.4

a declaration has been received from the district court in Roermond, The Netherlands, that no creditor opposed the Merger pursuant to section 2:316 DCC or, in case of any opposition pursuant to section 2:316 DCC, a declaration that such opposition was withdrawn or discharged;

14.1.5	the issuance by a Dutch civil law notary selected by the Transferor Company of the pre-merger certificate and delivery thereto to the Transferor Company, in accordance with section 2:333i DCC;

14.1.6	the aggregate amount of the Cash Compensation for all Exit Shares on the basis of the received Cash Compensation Requests, will not exceed USD25,000,000;

14.1.7	the Successor Company’s shareholders have approved the Revised Constitution;

14.1.8	the Successor Company has given full effect to the Legal Capital Changes;

14.1.9	the Transferor Company has submitted the Merger Proxy Statement to the Irish Court;

14.1.10

the Successor Company has advised the Irish Court that, based on the Final Order, the Successor Company will rely upon the exemption from U.S. securities law registration available under Section 3(a)(10) under the U.S. Securities Act of 1933 and it will not register the Successor Company New Shares under that Act;

14.1.11

by placing advertisements in the CRO gazette and/or such other publications as the Irish Court shall order, the Transferor Company has given its shareholders and creditors prior notice of the hearing of the Irish Court at which such Court will consider the Merger for purposes of approval thereof; and

14.1.12	the Irish Court has issued the Final Order.

14.2

Notwithstanding anything to the contrary contained in clause 14.1, the boards of directors of the Merging Companies may mutually agree to waive condition 14.1.6 at any time prior to the issuance of the Final Order without notice to any other parties in interest and without any formal action other than proceeding to complete the Merger.

15	Effect of the Merger

15.1	At the Effective Time:

15.1.1	the Assets and Liabilities shall transfer to, and be assumed by, the Successor Company by universal succession of title and by operation of law;

15.1.2	the Successor Company shall, by operation of law, succeed the Transferor Company in all agreements previously entered into by the Transferor Company;

15.1.3	the activities of the Business shall be continued by the Successor Company;

15.1.4	the Successor Company shall allot and issue the Successor Company New Shares to the Cimpress Shareholders in accordance with the Share Exchange Ratio, except in cases as described in clause 13;

15.1.5	the Transferor Company shall cease to exist; and

15.1.6	without prejudice to the foregoing, the consequences of the Merger set out in Regulation 19(1) of the Irish Regulations and section 2:309 DCC shall apply to the Merger.

15.2

The Merging Companies intend that all the benefits and burdens of ownership of all of the Assets and Liabilities shall transfer to, and be acquired and assumed by, the Successor Company by universal succession of title at the Effective Time. The Merging Companies acknowledge and agree that certain of the transfers contemplated by these Common Draft Terms may nevertheless not be completed at the Effective Time due to the inability of the appearing parties to obtain necessary consents or approvals or the inability of the Merging Companies to take certain other actions necessary to effect such transfers. To the extent that any transfers contemplated by these Common Draft Terms have not been fully effected at the Effective Time, the Successor Company shall use commercially reasonable efforts to obtain any necessary consents or approvals or take any other actions necessary to effect or complete the transfer of any such Assets as promptly as practicable following the Effective Time. In connection therewith, the Successor Company will pay, perform and discharge on behalf of the Transferor Company all of the Transferor Company’s obligations with respect to any such transfers in a timely manner and in accordance with the terms thereof.

16	Miscellaneous Provisions

16.1	Further Assurances

Each Merging Company shall do, sign or execute, or procure to be done, signed or executed all such other acts, deeds, documents and things as may be necessary or desirable in respect of the Merger and the transfer of the Assets and Liabilities to the Successor Company pursuant to these Common Draft Terms.

16.2	Severability

Each of the provisions of these Common Draft Terms are separate and severable and enforceable accordingly and if at any date any provision is adjudged by any court of competent jurisdiction to be void or unenforceable the validity, legality and enforceability of the remaining provisions hereof and of that provision in any other jurisdiction shall not in any way be affected or impaired thereby.

16.3	Survival of Obligations

The provisions of these Common Draft Terms which shall not have been performed at the Effective Time shall, to the extent possible and to the extent that this does not contravene the legal rules governing the Merger, remain in full force and effect notwithstanding the Effective Time.

16.4	Binding on Successors

These Common Draft Terms shall be binding upon and enure to the benefit of the respective Merging Companies hereto and their respective personal representatives, successors and permitted assigns.

16.5	Whole Common Draft Terms

These Common Draft Terms contain the whole agreement between the Merging Companies relating to the transactions provided for in these Common Draft Terms and supersede all previous agreements (if any) between such Merging Companies in respect of such matters and each of the Merging Companies acknowledges that in agreeing to enter into these Common Draft Terms it has not relied on any representations or warranties except for those contained in these Common Draft Terms.

16.6	Variation

No variation of these Common Draft Terms shall be valid unless it is in writing and signed by or on behalf of each of the Merging Companies hereto, or unless it is required pursuant to an order of the Irish Court or other Dutch or Irish authorities.

16.7	Governing Law and Jurisdiction

These Common Draft Terms shall be governed by and construed in accordance with the laws of Ireland save to the extent that the application of the laws of Ireland would be contrary to the mandatory rules of the laws of the Netherlands, in which case and to that extent, only the laws of the Netherlands shall apply. Each of the Merging Companies hereto hereby agrees that the courts of Ireland shall have jurisdiction to hear and determine any suit, action or proceedings that may arise out of or in connection with these Common Draft Terms and for such purposes irrevocably submits to the jurisdiction of such courts.

[signature page follows]

SIGNED for and on behalf of
CIMPRESS LIMITED

/s/ Robert Keane
Robert Keane
Director
Date: 17 September 2019

/s/ Kathryn Leach
Kathryn Leach
Director
Date: 17 September 2019

/s/ Matthew Walsh
Matthew Walsh
Director
Date: 17 September 2019

SIGNED for and on behalf of
CIMPRESS N.V.

/s/ Robert Keane
Robert Keane
Executive Director Date: 17 September 2019

/s/ Sophie Gasperment
Sophie Gasperment
Lead Non-Executive Director Date: 17 September 2019

/s/ John Gavin
John Gavin
Non-Executive Director Date: 17 September 2019

/s/ Zachary Sternberg
Zachary Sternberg
Non-Executive Director Date: 17 September 2019

/s/ Scott Vassalluzzo
Scott Vassalluzzo
Non-Executive Director Date: 17 September 2019

Schedule 1

Constitution of Successor Company

COMPANIES ACT 2014

CONSTITUTION OF

CIMPRESS LIMITED

(AS ADOPTED BY SPECIAL RESOLUTION ON 29 JULY 2019)

1	The name of the Company is: CIMPRESS LIMITED

2	The Company is a private company limited by shares, registered under Part 2 of the Companies Act 2014.

3	The liability of the members is limited.

4	The share capital of the company is divided into ordinary shares of €1 each.

Supplemental Regulations

Interpretation and general

5

(a) The “Optional Provisions” (as that term is defined by section 54(1) of the Act) (with the exception of sections 43(3), 65, 144(3)(c), 165(1) and 178(2) of the Act) shall apply to the constitution of the Company save to the extent that they are disapplied, modified or supplemented by this constitution. (b) References to periods of time in the Optional Provisions shall not be altered by section 3 of the Act and to that extent the Optional Provisions are hereby modified in their application to the Company.

6	Unless otherwise provided in this constitution and in any provision of the Act which applies to this Company:

6.1

(a) a reference to: the “Act” means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force; (b) a “Director” shall include an alternate director; (c) a “secretary” shall include any joint, assistant or deputy secretary; and (d) a “member” shall include a member’s personal representatives in consequence of his or her death or bankruptcy and (e) a reference to: an AGM means the Annual General Meeting.

6.2

(a) save as provided for in Regulation 5(b), a word or expression used in this Constitution which is not otherwise defined and which is also used in the Act shall have the same meaning here, as it has in the Act; and (b) the singular shall include the plural and vice versa.

Allotment, acquisition and transfer of shares

7	The following provisions apply to the allotment of shares (and ‘allotment of shares’ shall include issue of shares):

7.1	for the purposes of section 69(1) of the Act, the allotment of shares (including redeemable shares) is authorised generally;

7.2

for the purposes of section 69(3) of the Act, the general authorisation for the allotment of shares in the Company is not subject to any stipulation as to a period during which the allotment may occur; and

7.3	for the purposes of section 69(12)(a)(i) of the Act, section 69(6) of the Act shall not apply, generally, to any allotment of shares in the Company.

8	The Company:

8.1	may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, its holding company, and

8.2	is authorised, for the purposes of section 105(4)(a) of the Act, to acquire its own shares.

9

The Directors (and for the purposes of section 69(4)(a) of the Act, any committee of the Directors so authorised by the Directors and any person so authorised by the Directors or such committee) may without prejudice to section 158(1) of the Act:

9.1	allot, issue, grant options over and otherwise dispose of shares in the Company;

9.2	exercise the Company’s powers under Regulation 8, on such terms and subject to such conditions as they think fit, subject only to the provisions of the Act.

10

The Directors’ power to decline to register a transfer of shares shall not cease to be exercisable on the expiry of two months after the date of delivery to the Company of the instrument of transfer of the share.

11

The Directors may determine such procedures as they shall think fit in respect to the transmission of shares in the Company held by a body corporate that are transmitted by operation of law in consequence of a merger or division.

Directors and secretaries

12	The number of Directors, from time to time, shall be not less than one and not more than twelve.

13	In addition to the circumstances described in sections 146, 148(2) and 196(2) of the Act, the office of Director shall be vacated —

13.1	ipso facto, if that Director -

(a)	resigns his or her office by notice in writing to the Company;

(b)	becomes subject to a declaration of restriction under section 819 of the Act and the Directors, at any time during the currency of the declaration, resolve that his or her office be vacated;

(c)

resigns his office by spoken declaration at any board meeting and such resignation is accepted by resolution of that meeting, in which case such resignation shall take effect at the conclusion of such meeting unless otherwise resolved;

(d)	is adjudicated insolvent or bankrupt or makes any arrangement or compromise with his creditors generally (in any jurisdiction);

(e)

is removed from office by notice in writing to the Company: where there is a sole member, by the sole member or where there is more than one member, by any member or members having the right to attend and vote at a general meeting of the Company on a resolution to remove a Director and holding for the time being not less than 90% in nominal value of the shares giving that right; and

13.2	by resolution of the board of directors where that Director -

(a)	can no longer be reasonably regarded as possessing an adequate decision making capacity by reason of his or her health;

(b)	is sentenced to a term of imprisonment (whether or not the term is suspended) following conviction of a criminal offence in any jurisdiction;

(c)	is for more than six months absent, without the permission of the Directors, from meetings of the Directors held during that period;

(d)	is in full-time employment of the Company or the Company’s holding company or a subsidiary of the Company’s holding company, upon the termination of such employment;

and a Director so removed shall have no right to prior notice or to raise any objection to his or her removal from office but any removal (other than one initiated by the Director) shall be without prejudice to any claim for compensation or damages payable as a result of the removal also terminating any contract of service.

14

A Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use vehicles, telephones, computers, accommodation and any other Company property where such use is approved by the board of Directors or by a person so authorised by the board of Directors or where such use is in accordance with a Director’s terms of employment, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.

15

Nothing in section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with this Constitution. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Act.

16

A Director may vote in respect of any contract, appointment or arrangement in which he or she is interested and shall be counted in the quorum present at the meeting and is hereby released from his or her duty set out in section 228(1)(f) of the Act and a Director may vote on his or her own appointment or arrangement and the terms of it.

17	The Director (the “appointer”) may from time to time appoint any person to be an alternate director (the “appointee”) and section 165(1) of the Act shall not apply.

18	Where any committee is established by the Directors:

18.1

the meetings and proceedings of such committee shall be governed by the provisions of this constitution regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the Directors; and

18.2

the Directors may authorise, or may authorise such committee to authorise, any person who is not a Director to attend all or any meetings of any such committee on such terms as the Directors or the committee think fit, provided that any such person shall not be entitled to vote at meetings of the committee.

19

The acts of the board of Directors or of any committee established by the board of Directors shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director.

20

The Directors may appoint an assistant company secretary and a deputy company secretary for such term, at such remuneration and upon such conditions as they may think fit; and any such person so appointed may be removed by them.

Meetings

21	All business shall be deemed to be special business that is transacted at an extraordinary general meeting.

22

A company need not hold an annual general meeting in any year where all the members entitled (at the date of the written resolution referred to in this subsection) to attend and vote at such general meeting sign, before the latest date for the holding of that meeting, a written resolution under section 193 —

22.1	acknowledging receipt of the financial statements that would have been laid before that meeting;

22.2	resolving all such matters as would have been resolved at that meeting; and

22.3	confirming no change is proposed in the appointment of the person (if any) who, at the date of the resolution, stands appointed as statutory auditor of the company Official seal.

23	The Company may have an official seal for use abroad.

Notices and publications

24

The provisions of section 180(2) and (3) and section 181(3) of the Act shall apply to all notices required or permitted to be given under the Act or this constitution to any member and not just notices of general meetings.

25

For the purposes of section 338(5) of the Act, the Company’s members agree that the documents referred to in section 338(2) of the Act may be treated as having been sent to the members where the member can access the documents through a website and that notice of the matters set out in section 338(5)(c) of the Act may be sent to the member in accordance with section 218 of the Act.

26

For the purposes of section 218(3)(d) of the Act the use of electronic means to serve or give notice is permitted and each of the members of the Company hereby consent to the use of electronic means in the form of email to serve or give notices in relation to them and further agree to provide the Company with an email address to which notices may be served or given.

27	The provisions contained in section 218(5) of the Act shall apply to the Company.

28

In addition to the means of service of documents set out in section 51 of the Act, a notice or other document may be served on the Company by an officer or member of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its members and officers for the express purpose of serving notices on the Company.

Directors’ Indemnification

29

Subject to the provisions of and so far as may be permitted by section 235(3) of the Act every director, secretary and other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

We, the persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of share(s) in the capital of the Company set opposite each name.

Name and Address of Subscribers	Number of Ordinary shares of €1.00 each taken by each subscriber
PAULA HORAN	50
85 CASTLEFARM
SHANKILL
CO. DUBLIN

Company Director

ANDREW LAMBE	50
55 MOUNT PROSPECT DRIVE
CLONTARF
DUBLIN 3

Company Director

Total Shares	100

Signatures in writing of the above subscribers, attested by witness as provided for below; or in authentication in the manner referred to in section 888.

Dated: 4 July 2017

Witness to the above signatures: -

PHILIP HAYDEN

THE BLACKCHURCH

ST. MARY’S PLACE

DUBLIN 7

Schedule 2

Revised Constitution of the Successor Company

Matheson Draft: Version filed with the preliminary proxy statement on 21 August 2019

COMPANY NUMBER 607465

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

CIMPRESS PUBLIC LIMITED COMPANY

Matheson Draft: Version filed with the preliminary proxy statement on 21 August 2019

COMPANY NUMBER 607465

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

CIMPRESS PUBLIC LIMITED COMPANY

(Adopted by special resolution passed on [[●] November] 2019)

1	The name of the company is Cimpress public limited company (the “Company”).

2	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3	The objects for which the Company is established are as follows:

3.1

To carry on all or any of the businesses of designing, engineering, marketing, producing, decorating, manufacturing, buying, selling, distributing, offering, managing, servicing, and dealing in all kinds of products and services, including, without limitation, custom products and digital marketing services. The objects of the Company in this section 3.1 include, without limitation, the mass customization of print, signage, photo merchandise, invitations and announcements, writing instruments, promotional products, drinkware, bags, packaging, apparel and other objects as determined by the Company from time to time, the provision of website development tools and services, email marketing services and social media marketing services and such other services as determined by the Company from time to time, the packaging, shipment and/or distribution of such objects and services, the taking of such other actions related to any of the foregoing as the Company may determine from time to time, the holding of patents and intellectual property rights and the undertaking of all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency.

3.2

To carry on the business of a holding company, to determine Company strategy, and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and, in particular, to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

3.3	To carry on the business of investing in shares, bonds and other securities including investments in foreign currencies.

3.4

To invest any moneys of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

3.5

To acquire shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.6

To facilitate, effect, and encourage the creation, issue or conversion of, and to offer for public or private subscription, tender, purchase or exchange, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company, of any member of the group to which the Company belongs or of any other person and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.7

To purchase or by any other means acquire any freehold, leasehold or other property and real estate and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property and real estate, and any buildings, factories, mills, works, wharves, roads, rigs, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property and real estate, lands, tenements or hereditaments, rights, privileges or easements.

3.8

To establish and contribute to any scheme (including any share option scheme or similar scheme) for the purchase of shares in the Company to be held for the benefit of current, or former, directors, officers, employees and consultants of, or to, the Company or any of its subsidiaries or associated undertakings, and to lend or otherwise provide money to such schemes or any such directors, officers, employees and consultants to enable them to purchase shares of the Company, in each case subject to applicable law.

3.9

To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property and real estate, investments or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return, whether equal to or less than the market value thereof and whether by way of gift or otherwise, as the board of directors of the Company shall deem appropriate and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the board of directors of the Company shall deem appropriate.

3.10

To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description so received.

3.11

To apply for, register, purchase, acquire, sell, lease, hold, use, administer, control, license or otherwise deal with any patents, brevets d’invention, copyrights, trademarks, licences, technical and industrial know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other inventing information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.12

To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to, directly or indirectly, benefit the Company.

3.13	To incorporate or cause to be incorporated any one or more subsidiaries for the purpose of carrying on any business.

3.14	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.15

To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.16

To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.17

To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including, without prejudice to the generality of the foregoing, any company which is, for the time being, the Company’s subsidiary, holding company, subsidiary of any such holding company or otherwise associated with the Company in business.

3.18

To borrow or raise finance or secure the payment of money in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of shares, stocks, debentures, debenture stock, notes, loan notes, loan stock, bonds, obligations and other securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.19

To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.20

To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, indentures, debentures and other negotiable or transferable instruments.

3.21

To subscribe for, take, purchase or otherwise acquire, hold, sell and transfer shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of, or other interests in, any other company or person.

3.22

To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.23

To constitute any trusts with a view to the issue of preferred and, deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.24

To give any guarantee in relation to the payment of any debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations or other securities of any description and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.25

To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.26

To provide for the welfare of persons in the employment of or holding office with, or formerly in the employment of or holding office with, the Company or any of its subsidiaries and associated undertakings, including directors and ex-directors and the spouses, widows, widowers and families, dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons, and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.27

To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any member of the group to which the Company belongs, whether in the course of employment with the Company or any group company or the conduct or the management of the business of the Company or any group company or in placing or assisting to place or guaranteeing the placing of any of the shares or other securities of the Company’s, or any group company’s capital, or any debentures or other securities of the Company or any group company or in or about the formation or promotion of the Company or any group company.

3.28

To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.29

To distribute in specie or as otherwise may be resolved all or any portion of the assets of the Company among its shareholders and, in particular, the shares, debentures or other securities of any other company owned by the Company or which this Company may have the power to dispose of.

3.30

To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.31

To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.32

To accept stock or shares in or indentures, debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.33

To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.34

To procure the Company to be registered or recognised in Ireland or in any foreign country or in any colony or dependency of any such foreign country and to establish branches offices, places of business or subsidiaries in Ireland or any foreign country or in any colony or dependency of any such foreign country.

3.35

To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.36	To make gifts or grant bonuses to the directors or any other persons who are, or have been, in the employment of the Company including substitute and alternate directors.

3.37	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.38	To make or receive gifts by way of capital contribution or otherwise.

3.39	To reduce its share capital in any manner permitted by law.

3.40

To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purpose of, or in connection with, the purchase of, or subscription for, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company or of any company which is at any given time the Company’s holding company.

3.41

To do and take all such things, measures, acts and actions (including, but not limited to, entering into agreements, contracts, deeds and other documents or instruments and giving undertakings, covenants, representations, warranties, indemnities and other commitments and promises) as the Company considers may be necessary or required in connection with, or incidental or conducive to, attainment of the above objects, or any of them, or as are capable of being conveniently carried on in connection therewith.

The objects specified in each paragraph of this clause 3 shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph. None of such paragraphs, the objects therein specified nor the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects set out in the first paragraph of this clause 3, but the Company shall have full power to exercise all, or any, of the powers conferred by any part of this clause 3 in any part of the world, notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects set out in the first paragraph of this clause 3.

4	The liability of the shareholders is limited.

5

The authorised share capital of the Company is: €2,025,000 divided into 100,000,000 ordinary shares of €0.01 each, 100,000,000 preferred shares of €0.01 each and 25,000 deferred ordinary shares of €1.00 each.

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any preferred, deferred, qualified or other special rights and privileges and with such conditions, restrictions or qualifications, whether in regard to preference, dividends, capital (including return of capital), voting or otherwise, and may be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto, such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being in force.

For the purposes of this memorandum of association: (a) a reference to the “Act” means the Companies Act 2014 (including any statutory modification or re-enactment of it for the time being in force), (b) the terms “holding company”, “subsidiary”, “associated undertaking” and “member” have the meanings ascribed to such terms in section 7, section 8, paragraph 20 of Schedule 4 and section 168 of the Act, respectively; (c) the term “group” means the group of companies comprising the Company and its subsidiaries from time to time, (d) the term “shareholder”, insofar as it refers to the Company means a member of the Company; (e) the term “company” (except where used in reference to the Company) means and includes any body corporate, corporation, company, partnership, limited liability company or any body of persons, whether incorporated or not incorporated in Ireland or elsewhere in any other part of the world), (f) the words “including” and “includes” shall not be given a restrictive interpretation and shall be deemed to be followed by the words “without limitation” and (g) unless a clear contrary intention appears, the word “or” shall be deemed to be used in the inclusive sense of “and / or”.

COMPANY NUMBER 607465

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

CIMPRESS PUBLIC LIMITED COMPANY

(Adopted by special resolution passed on [[●] November] 2019)

CONTENTS

		Page

PRELIMINARY		41

1	DEFINITIONS	41
2	OPTIONAL PROVISIONS OF THE ACT	45

CAPITAL		45

3	SHARE CAPITAL	45
4	ORDINARY SHARES	46
5	PREFERRED SHARES	46
6	DEFERRED ORDINARY SHARES	47
7	SECTION 1021: ALLOTMENT AUTHORITY	48
8	SECTION 1023: PRE-EMPTION DISAPPLICATION	48
9	RESIDUAL ALLOTMENT PROVISIONS	49
10	RIGHTS’ PLAN	49
11	COMMISSIONS AND BROKERAGE	50
12	TRUSTS NOT RECOGNISED	50
13	FINANCIAL ASSISTANCE	50
14	REDEMPTION AND REPURCHASE OF OWN SHARES	50
15	VARIATION OF CLASS RIGHTS	51
16	VARIATION OF COMPANY CAPITAL	51
17	FRACTIONS	51
18	REDUCTION OF SHARE CAPITAL	52

CERTIFICATED SHARES		52

19	RIGHT TO CERTIFICATES	52
20	REPLACEMENT CERTIFICATES	53

LIEN ON SHARES		53

21	COMPANY’S LIEN ON SHARES NOT FULLY PAID	53
22	ENFORCEMENT OF LIEN BY SALE	54

CALLS		55

23	CALLS	55
24	LIABILITY OF JOINT HOLDERS	56
25	INTEREST	56
26	DIFFERENTIATION	56
27	PAYMENT IN ADVANCE OF CALLS	56
28	RESTRICTIONS IF CALLS UNPAID	56
29	SUMS DUE ON ALLOTMENT TREATED AS CALLS	57

FORFEITURE		57

30	FORFEITURE AFTER NOTICE OF UNPAID CALL	57
31	NOTICE AFTER FORFEITURE	57
32	CONSEQUENCES OF FORFEITURE	58
33	DISPOSAL OF FORFEITED SHARE	58
34	PROOF OF FORFEITURE	59

UNTRACED MEMBERS		59

35	SALE OF SHARES	59
36	APPLICATION OF SALE PROCEEDS	60
37	APPLICABLE ESCHEATMENT LAWS	60

TRANSFER OF SHARES		61

38	FORM OF TRANSFER	61
39	REGISTRATION OF A SHARE TRANSFER	62
40	CLOSING OF REGISTER OF MEMBERS	63

TRANSMISSION OF SHARES		63

41	ON DEATH	63
42	ELECTION OF PERSON ENTITLED BY TRANSMISSION	63
43	RIGHTS ON TRANSMISSION	63

GENERAL MEETINGS		64

44	ANNUAL AND OTHER GENERAL MEETINGS	64
45	NOTICE OF GENERAL MEETINGS	64
46	QUORUM FOR GENERAL MEETING	66
47	PROCEDURE IF QUORUM NOT PRESENT	66
48	CHAIRPERSON OF GENERAL MEETING	67
49	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS	67
50	ACCOMMODATION OF MEMBERS AT MEETING	67
51	SECURITY	67
52	POWER TO ADJOURN	67
53	NOTICE OF ADJOURNED MEETING	68
54	BUSINESS OF ADJOURNED MEETING	68
55	THE BUSINESS OF THE GENERAL MEETINGS	68
56	PROPOSED SHAREHOLDER RESOLUTIONS	69

57	TIME FOR RECEIVING REQUESTS	72

VOTING		73

58	VOTING AT A GENERAL MEETING	73
59	POLL PROCEDURE	73
60	VOTES OF MEMBERS	74
61	CHAIRPERSON’S CASTING VOTE	74
62	VOTING RESTRICTIONS ON AN OUTSTANDING CALL	74
63	PROXY INSTRUMENT	74
64	CORPORATE REPRESENTATIVES	76
65	AMENDMENT TO RESOLUTIONS	76
66	OBJECTION TO ERROR IN VOTING	77

FAILURE TO DISCLOSE INTERESTS IN SHARES		77

67	FAILURE TO DISCLOSE INTERESTS IN SHARES	77

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS AND OFFICERS		79

68	NUMBER OF DIRECTORS	79
69	SHARE QUALIFICATION	79
70	COMPANY’S POWER TO APPOINT DIRECTORS	80
71	BOARD POWER TO APPOINT DIRECTORS	80
72	APPOINTMENT OF EXECUTIVE OFFICERS	80
73	APPOINTMENT OF OTHER OFFICERS	80
74	ALTERNATE DIRECTORS	80
75	RE-ELECTION	81
76	ELIGIBILITY OF NEW DIRECTORS	81
77	REMOVAL BY ORDINARY RESOLUTION	82
78	VACATION OF DIRECTORS’ OFFICE	82

BOARD POWERS		83

79	BOARD POWERS	83
80	DIRECTORS BELOW THE MINIMUM NUMBER	83
81	DELEGATION TO EXECUTIVE DIRECTORS	83
82	DELEGATION TO COMMITTEES	83
83	DELEGATION TO AGENTS	84
84	EXERCISE OF VOTING POWER	84
85	PROVISION FOR EMPLOYEES	84
86	OVERSEAS REGISTERS	84
87	BORROWING POWERS	85

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS		85

88	FEES	85
89	EXPENSES	85
90	REMUNERATION OF EXECUTIVE DIRECTORS	85
91	SPECIAL REMUNERATION	86

92	COMPANY PROPERTY	86
93	PENSIONS AND OTHER BENEFITS	86

DIRECTORS’ PROCEEDINGS		86

94	BOARD MEETINGS	86
95	NOTICE OF BOARD MEETINGS	86
96	QUORUM	87
97	BOARD CHAIRPERSON	87
98	VOTING	87
99	TELEPHONE / VIDEO PARTICIPATION	87
100	WRITTEN RESOLUTIONS	87
101	COMMITTEE PROCEEDINGS	88
102	MINUTES	88
103	VALIDITY OF PROCEEDINGS	88

INTERESTS OF DIRECTORS		89

104	CONTRACTING WITH THE COMPANY	89
105	DECLARATION OF INTERESTS	89
106	AUTHORISATION OF BOARD OF CONFLICTS OF INTERESTS	90
107	PROHIBITION ON VOTING BY INTERESTED DIRECTORS	91
108	ABILITY OF INTERESTED DIRECTORS TO VOTE	91
109	DIVISION OF PROPOSALS	92
110	RULINGS ON QUESTIONS OF ENTITLEMENT TO VOTE	92
111	INTERESTS OF CONNECTED PERSONS	92
112	ABILITY OF DIRECTOR TO HOLD OTHER OFFICES	92
113	REMUNERATION FOR PROFESSIONAL SERVICES	93
114	DIRECTORSHIPS OF OTHER COMPANIES	93

SECRETARY		93

115	SECRETARY	93

SEALS AND DOCUMENT AUTHENTICATION		93

116	SEAL	93
117	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY	94

DIVIDENDS AND OTHER PAYMENTS		94

118	DECLARATION	94
119	INTERIM DIVIDENDS	94
120	ENTITLEMENT TO DIVIDENDS	94
121	PAYMENT METHODS	95
122	DEDUCTIONS	96
123	INTEREST	96
124	UNCLAIMED DIVIDENDS	96
125	UNCASHED DIVIDENDS	96
126	DIVIDENDS IN KIND	96

127	SCRIP DIVIDENDS	97
128	RESERVES	97
129	CAPITALISATION OF PROFITS AND RESERVES	97

RECORD DATES		98

130	BOARD TO FIX DATE	98

ACCOUNTS		98

131	ACCOUNTING RECORDS	98
132	ACCESS TO ACCOUNTING RECORDS	99
133	DISTRIBUTION OF ANNUAL ACCOUNTS	99

AUDIT		100

134	APPOINTMENT OF AUDITORS	100

COMMUNICATIONS		101

135	COMMUNICATIONS	101
136	COMMUNICATIONS TO THE COMPANY	101
137	COMMUNICATIONS BY THE COMPANY OR THE BOARD IN HARD COPY FORM	101
138	COMMUNICATIONS BY THE COMPANY IN ELECTRONIC FORM	102
139	COMMUNICATIONS BY THE COMPANY BY MEANS OF A WEBSITE	102
140	COMMUNICATIONS BY OTHER MEANS	103
141	FAILURE TO DELIVER BY ELECTRONIC MEANS	103
142	WHEN SERVICE IS EFFECTED ON A MEMBER	104
143	NOTICE BY ADVERTISEMENT	104
144	DOCUMENTS AND INFORMATION TO JOINT HOLDERS	105
145	SERVICE OF DOCUMENTS AND INFORMATION ON PERSONS ENTITLED TO SHARES BY TRANSMISSION	105
146	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION	105
147	DOCUMENT DESTRUCTION	105

MISCELLANEOUS		106

148	CHANGE OF COMPANY NAME	106
149	WINDING UP	106
150	INDEMNITY AND INSURANCE	107
151	DISPUTE RESOLUTION	109

COMPANY NUMBER 607465

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

CIMPRESS PUBLIC LIMITED COMPANY

PRELIMINARY

1	DEFINITIONS

1.1	In these Articles (unless the context requires otherwise) the following words have the following meanings:

“Act” means the Companies Act 2014 (including any statutory modification or re-enactment of it for the time being in force);

“acting in concert” has the meaning given to it in the Irish Takeover Rules;

“Articles” means the articles of association, as amended from time to time by Special Resolution;

“Auditors” means the statutory auditors for the time being of the Company;

“beneficial ownership” of any person or group of affiliated or associated persons shall have the meaning given to such term under the United States federal securities laws, including the Exchange Act;

“Board” means the Directors or any of them duly acting as the board of directors of the Company;

“certificated” means in relation to a share in the Company, a share which is recorded in the Share Register as being held in certificated form;

“chairperson” means the Director who is elected by the Directors from time to time to preside as chairperson at all meetings of the Board and at general meetings of the Company;

“clear days” means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Cimpress N.V.” means a public limited company incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Venlo, the Netherlands, registered in the Dutch trade register under number 14117527 and headquartered in Ireland, having its address at Dublin Road, Building D, A91 H9N9, Dundalk, County Louth and registered as a branch in Ireland under number 909075;

“Company” means Cimpress public limited company (or Cimpress plc), a public limited company organised under the laws of Ireland with company number 607465;

“Cross-Border Merger” means a merger of a national limited liability company with a limited liability company from another EU Member State, as provided in the Directive and as implemented in the relevant EU Member States;

“Deferred Ordinary Shares” means the deferred ordinary shares of €1.00 each (par value) in the capital of the Company;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity appointed under arrangements entered into by the Company or otherwise approved by the Board that holds, or is interested directly or indirectly, including through a nominee, in, shares, or rights or interests in respect thereof, and which issues certificates, instruments, securities or other documents of title, or maintains accounts, evidencing or recording the entitlement of the holders thereof, or account holders, to or to receive such shares, rights or interests (and shall include, where so approved by the Board, the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company);

“Directive” means Directive 2005/56/EC of the European Parliament and of the Council of Ministers of 26 October 2005 on Cross-Border Mergers of Limited Liability Companies as repealed and codified by Chapter II, Title II of Directive 2017/1132/EU;

“Directors” means the directors of the Company from time to time;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic communication” has the meaning given in the Electronic Commerce Act 2000 (including any statutory modification or re-enactment of it for the time being in force);

“electronic means” has the meaning given to it in section 2 of the Act, and includes it being done by means of all forms of electronic communication as the Board may, from time to time, prescribe, either generally or for a particular purpose;

“electronic signature” has the meaning given in the Electronic Commerce Act 2000 (including any statutory modification or re-enactment of it for the time being in force);

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended from time to time;

“execution” means any mode of execution, including such forms of electronic signature or other means of verifying the authenticity of a communication by electronic means as the Board may, from time to time, prescribe, either generally or for a particular purpose(and “executed” shall be construed accordingly);

“Group” means the group comprising the Company and its subsidiaries within the meaning of section 7 of the Act for the time being;

“Group Member” means any member of the Group, including the Company;

“holder” or “shareholder”, means in relation to a share, the member whose name is entered in the Share Register as the holder of that share or, where the context permits, the members whose names are entered in the Share Register as the joint holders of shares in the Company;

“interest in shares” includes, where the context permits, “interests in securities” as defined in the Irish Takeover Rules and, for the avoidance of doubt, includes, without duplication, beneficial ownership, and “interested in shares” will be construed accordingly;

“Irish Takeover Rules” means the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (including any statutory modification or re-enactment of it for the time being in force);

“member” means a member within the meaning of section 168 of the Act;

“Merger” means the proposed Cross-Border Merger (being a merger by acquisition under Irish law) of Cimpress N.V. into the Company, by which the all assets and liabilities held by Cimpress N.V. at the Merger Effective Time shall transfer by universal succession of title (onder algemene titel) to the Company and Cimpress N.V. will cease to exist as at the Merger Effective Time;

“Merger Effective Time” means the effective time of the Merger;

“Ordinary Resolution” means an ordinary resolution of the Company’s shareholders within the meaning of the Act;

“Ordinary Shares” means ordinary shares of €0.01 each (par value) in the capital of the Company, which shall rank pari passu in all respects;

“paid” or “paid up” means paid up or credited as paid up;

“Preferred Shares” means the preferred shares of €0.01 each (par value) in the capital of the Company;

“Redeemable Shares” means redeemable shares within the meaning of sections 64 and 66(4) of the Act;

“Registered Office” means the registered office for the time being of the Company or, as appropriate, in the case of sending or supplying documents or information by electronic means, the address specified by the Board for the purpose of receiving documents or information by electronic means;

“Rights” has the meaning given to that term in Article 10;

“Rights’ Plan” has the meaning given to that term in Article 10;

“Seal” means the common seal of the Company or any official or securities seal that the Company has or may have as permitted by the Statutes;

“Secretary” means the secretary of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary;

“share” means a share in the capital of the Company;

“Share Register” means the Company’s register of shareholders kept pursuant to the Statutes or, as the case may be, any overseas branch register kept pursuant to these Articles;

“Special Resolution” means a special resolution of the Company’s shareholders within the meaning of the Act;

“Statutes” the Act and every other legislation, statute, order regulation, instrument or other subordinate legislation for the time being in force concerning companies and affecting the Company, including any statutory re-enactment or modification of the Act or any other act, order, regulation, instrument, subordinate legislation or statutory instrument;

“treasury shares” means treasury shares within the meaning of section 109 of the Act;

“uncertificated” means in relation to a share, a share to which title is recorded in the Share Register as being held in uncertificated form;

“working day” means a day that is not a Saturday, Sunday or public holiday in Ireland or the United States;

“writing” includes printing, typewriting, lithography, photography, electronic mail and any other mode or modes of presenting or reproducing words in a visible form including communications by electronic means; and

“$” means, US dollars, the lawful currency of the United States, and “€” means euro, the lawful currency of Ireland.

1.2	In these Articles:

1.2.1

words or expressions which are not defined in Article 1.1 or elsewhere in these Articles have the same meanings (where applicable) as in the Statutes as in force on the date of the adoption of these Articles;

1.2.2

a reference to any Statute or any provision of a Statute includes a reference to any statutory modification or re-enactment of it for the time being in force, as (where applicable) amended or modified or extended by any other Statute or any order, regulation, instrument or other subordinate legislation made under such Statute or statutory provision or under the Statute under which such statutory instrument was made;

1.2.3

words in the singular include the plural and vice versa, words importing any gender include all genders and a reference to a “person” includes any individual, firm, partnership, unincorporated association, company, corporation or other body corporate;

1.2.4	“mental disorder” means mental disorder as defined in section 3 of the Mental Health Act 2001 (including any statutory modification or re-enactment of it for the time being in force);

1.2.5	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for such purpose;

1.2.6	headings do not affect the interpretation of any Article;

1.2.7	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding the terms;

1.2.8

any reference to a dividend includes any dividend or other distribution, in cash or by the distribution of assets, paid or distributed to shareholders out of the profits of the Company available for distribution, and includes final dividends, interim dividends and bonus dividends;

1.2.9

reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the Act, and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Act; and

1.2.10

the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

1.3	These Articles shall be governed by and construed in accordance with Irish law.

2	OPTIONAL PROVISIONS OF THE ACT

2.1

Without prejudice to section 1007(4) of the Act and save as otherwise expressly provided in these Articles, where a provision of these Articles covers substantially the same subject matter as any optional provisions (as defined in section 1007(2) of the Act) of the Act, any such optional provisions shall be deemed not to apply to the Company and, for the avoidance of doubt, these Articles shall be deemed to have effect and prevail over the terms of such optional provisions.

2.2

Sections 43(2), 43(3), 77 to 81, 95(1)(a), 96(2) to (11), 124, 125, 126, 144(3), 144(4), 148(2), 158, 159, 160, 161, 162, 165, 181(6), 182(2) and (5), 183(3) and (6), 187, 188, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092 and 1113 of the Act shall not apply to the Company.

CAPITAL

3	SHARE CAPITAL

3.1

The authorised share capital of the Company is: €2,025,000 divided into 100,000,000 ordinary shares of €0.01 each, 100,000,000 preferred shares of €0.01 each and 25,000 deferred ordinary shares of €1.00 each.

3.2

Subject to the provisions of the Statutes and of these Articles and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any shares in the capital of the Company may be issued with such preferred, deferred, qualified or other special rights and privileges and with such conditions restrictions or qualifications, whether in regard to preference, dividend, capital (including return of capital), voting or otherwise (including, but without prejudice to the generality of the foregoing, and subject to the provisions of the Statutes, shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holders) as the Company may from time to time by Ordinary Resolution determine or, if the Company does not so determine, as the Directors may determine.

3.3

If two or more persons are registered as joint holders of any share any one of such persons may give effective receipts for any dividends or other monies payable in respect of such share, but such power shall not apply to the legal personal representatives of a deceased shareholder.

3.4	The Company shall not be bound to register more than four persons as joint holders of any share.

4	ORDINARY SHARES

4.1	The Ordinary Shares shall entitle the holders thereof to the rights set out below:

4.1.1	the Directors may declare and pay dividends on the Ordinary Shares in accordance with Article 118 to Article 129 (inclusive);

4.1.2

on a return of capital of the Company on a winding-up or otherwise, any surplus assets of the Company available for distribution to the holders of Ordinary Shares shall, be distributed to each holder of an Ordinary Share pro rata to its shareholding;

4.1.3

subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and / or to vote at a general meeting and to the provisions of Article 60, each holder of an Ordinary Share shall have one vote for every Ordinary Share of which it is the holder; and

4.1.4	Ordinary Shares are freely transferable in accordance with Article 38.

4.2

Unless the Directors specifically elect to treat such acquisition as a purchase for the purposes of the Act, an Ordinary Share shall be automatically deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person pursuant to which the Company acquires, agrees to acquire or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such person. In these circumstances, the acquisition of such shares or interest in shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.

4.3	The rights conferred upon any holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the operation of Article 4.2.

5	PREFERRED SHARES

5.1

The Preferred Shares may, from time to time, be allotted and issued, in one or more classes or series designated by the Directors, and the Directors are authorised to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series of Preferred Shares may be:

5.1.1

redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

5.1.2

entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;

5.1.3	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

5.1.4

convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this Article 5.1. The Board may at any time before the allotment of any Preferred Share (or class or series thereof) by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares (or class or series thereof).

5.2

The rights conferred upon any holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares (or class or series thereof) in accordance with Article 5.1.

6	DEFERRED ORDINARY SHARES

6.1	The Deferred Ordinary Shares shall rank pari passu with, and have the same rights, and be subject to the same restrictions, as the Ordinary Shares until the Merger Effective Time.

6.2	From the Merger Effective Time:

6.2.1	the holders of the Deferred Ordinary Shares shall not be entitled to receive notice of, attend, speak or vote at, any general meeting.

6.2.2

the holders of the Deferred Ordinary Shares shall not be entitled to receive any dividend or distribution declared, made or paid or any return of capital (save as provided for in this Article 6) and shall not be entitled to any further or other right of participation in the assets of the Company;

6.2.3

on a winding up of the Company, or other return of capital by the Company (other than on a redemption of any class of shares in the capital of the Company), the holders of the Deferred Ordinary Shares shall be entitled to participate in such winding up or return of capital, provided that such entitlement shall be limited to the repayment of the amount paid up or credited as paid up on the Deferred Ordinary Shares and shall be paid only after the holders of Ordinary Shares shall have received payment in respect of such amount as is paid up or credited as paid up on the Ordinary Shares held by them at that time, plus the payment in cash of €5,000,000 on each such Ordinary Share; and

6.2.4

the Company as agent for the holders of Deferred Ordinary Shares shall have the irrevocable authority to authorise and instruct the Secretary (or any other person as the Directors determine) to acquire, or to accept the surrender of, the Deferred Ordinary Shares for no consideration or for valuable consideration and to execute on behalf of such holders such documents as are necessary in connection with such acquisition or surrender, and pending such acquisition or surrender to retain the certificates, to the extent issued, for such Deferred Ordinary Shares. Any request by the Company to acquire, or for the surrender of, any Deferred Ordinary Shares may be made by the Directors depositing at the Registered Office a notice addressed to such person as the Directors shall have nominated on behalf of the holders of Deferred Ordinary Shares. A person whose shares have been acquired or surrendered in accordance with this Article 6 shall cease to be a shareholder in respect of such Deferred Ordinary Shares but shall notwithstanding remain liable to pay the Company all monies which, at the date of acquisition or surrender, were payable by him or her to the Company in respect of such shares, but his or her liability shall cease if and when the Company has received payment in full of all such monies in respect of such shares. A notice issued pursuant to this Article 6 shall be deemed to be validly issued notwithstanding the provisions of Articles 137 to 143 inclusive. The provisions of Article 4.2 shall apply to any acquisition of Deferred Ordinary Shares for valuable consideration as if reference therein to an Ordinary Share was to a Deferred Ordinary Share.

7	SECTION 1021: ALLOTMENT AUTHORITY

The Directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital as of the date of adoption of these Articles (including any shares acquired or redeemed by the Company pursuant to the provisions of the Act and held as treasury shares), and, unless it is renewed or a longer period of time is allowed under applicable law, this authority shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such authority, make an offer or agreement which would, or might, require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this Article 7 had not expired.

8	SECTION 1023: PRE-EMPTION DISAPPLICATION

The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by Article 7 as if section 1022(1) of the Act did not apply to any such allotment, and, unless it is renewed or a longer period of time is allowed under applicable law, this power shall expire five years from the date of adoption of these Articles. The Company may, before the expiry of such power, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 8 had not expired.

9	RESIDUAL ALLOTMENT PROVISIONS

9.1

Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, re-classify, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount save in accordance with the Act, and so that the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon. To the extent permitted by the Act, shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.

9.2

Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

9.3	The Company may issue permissible letters of allotment (as defined by section 1019 of the Act).

9.4	Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

9.5

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the holder of the share.

10	RIGHTS’ PLAN

10.1

Subject to applicable law, the Directors are hereby expressly authorised to adopt any shareholder rights’ plan (a “Rights’ Plan”) upon such terms and conditions as the Directors deem expedient in the best interests of the Company, including, without limitation, where the Directors are of the opinion that a Rights’ Plan could grant them additional time to gather relevant information or pursue strategies in response to or anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interests therein.

10.2

The directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for Ordinary Shares or Preferred Shares in the share capital of the Company (“Rights”) in accordance with the terms of a Rights’ Plan.

10.3

The duties of the Directors to the Company under applicable law, including, but not limited to, the Act and common law, are hereby deemed amended and modified such that the adoption of a Rights’ Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and any such action shall be deemed to be immediately confirmed, approved and ratified.

11	COMMISSIONS AND BROKERAGE

The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the capital of the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to the provisions of the Act and such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

12	TRUSTS NOT RECOGNISED

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognised by the Company as holding any share on any trust, and the Company shall not be bound by or required to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share or any interest in any fractional part of a share other than an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

13	FINANCIAL ASSISTANCE

Save as permitted by the Statutes, the Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provisions of security or otherwise, any financial assistance for the purpose of an acquisition made or to be made by any person of any shares in the Company or, where the Company is a subsidiary, in its holding company.

14	REDEMPTION AND REPURCHASE OF OWN SHARES

14.1	Subject to the provisions of the Act and the other provisions of these Articles, and without prejudice to the provisions of Articles 4.3 and 5.2, the Company may:

14.1.1

pursuant to section 66(4) of the Act, issue any shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholders on such terms and in such manner as may be determined by the Directors;

14.1.2

redeem shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as shares of any class or classes or cancel them;

14.1.3

subject to or in accordance with the provisions of the Act and without prejudice to any relevant special rights attached to any class of shares, acquire any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between shareholders, including shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares and may reissue any such shares as shares of any class or classes or cancel them; or

14.1.4	convert any of its shares into Redeemable Shares.

14.2	The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act.

14.3

Unless the Board determines otherwise, the holder of any shares being purchased or redeemed shall be bound to deliver up to the Company at its Registered Office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

15	VARIATION OF CLASS RIGHTS

15.1

Subject to the provisions of the Act and the other provisions of these Articles and without prejudice to the provisions of Articles 4.3 and 5.2, if at any time the share capital is divided into different classes of shares, the rights attached to any class of shares may, whether or not the Company is being wound up, be varied or abrogated:

15.1.1	with the consent in writing from the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any shares held as treasury shares); or

15.1.2

with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class sanctioning the variation, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum for such a meeting. To every such meeting, the provision of Article 44.5 shall apply.

15.2	Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by:

15.2.1	the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) therewith;

15.2.2	the operation of Article 4.2;

15.2.3	the issue and allotment of Preferred Shares (or class or series thereof) in accordance with Article 5.1; or

15.2.4	the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of any of its own shares in accordance with the Statutes and these Articles.

16	VARIATION OF COMPANY CAPITAL

16.1	The Company may by Ordinary Resolution vary its company capital as permitted by section 83 of the Act.

17	FRACTIONS

17.1

If, as the result of a consolidation and division or a sub-division of shares, fractions of shares become attributable to shareholders, the Board may on behalf of the shareholders deal with the fractions as it thinks fit, including (without limitation) in either of the ways prescribed in this Article below.

17.2

The Board may sell shares representing the fractions to any person (including, subject to the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale (subject to any applicable tax, abandoned property laws and the reasonable expenses of sale) in due proportion amongst the persons to whom such fractions are attributable (except that if the amount due to a person is less than €5.00, or such other sum as the Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Board may authorise a person to execute an instrument of transfer of shares to the purchaser or as the purchaser may direct.

17.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Article 17.2 shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

17.4

In relation to such fractions, the Board may issue, subject to the Statutes, to a shareholder credited as fully paid by way of capitalisation the minimum number of shares required to round up his or her holding of shares to a number which, following a consolidation and division or a sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before the consolidation or the sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of any such reserve or fund will have the same effect as if the capitalisation had been made with the sanction of an Ordinary Resolution of the Company pursuant to Article 129. In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 129 without the sanction of an Ordinary Resolution of the Company.

18	REDUCTION OF SHARE CAPITAL

The Company may by Special Resolution reduce its company capital in any way it thinks expedient as permitted by section 84 of the Act.

CERTIFICATED SHARES

19	RIGHT TO CERTIFICATES

19.1

The shares of the Company may be either represented by certificates or, if permissible by applicable Statutes and the conditions of issue of the relevant shares so provide, by uncertificated shares. Except as required by law, the rights and obligations of the Holders of uncertificated shares and the rights and obligations of the Holders of shares represented by certificates of the same class shall be identical.

19.2

Subject to the Statutes, the requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading, and these Articles, every person (except any person in respect of whom the Company is not required by the Statutes to complete and have ready for delivery a share certificate), upon becoming the holder of a certificated share is entitled, without charge, to receive within one month after allotment or within one month of lodgement of a transfer (unless the conditions of issue provide for a longer interval), one certificate for all the certificated shares of a class registered in his or her name or, in the case of certificated shares of more than one class being registered in his or her name, to a separate certificate for each class of shares, unless the terms of issue of the shares provide otherwise.

19.3

Where a shareholder transfers part of his or her shares comprised in a certificate, the old certificate shall be cancelled and he or she shall be entitled, without charge, to one certificate for the balance of the certificated shares retained by him or her.

19.4

If and so long as all the issued shares in the capital of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

19.5

In the case of joint holders of shares held in certificated form the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all.

19.6

A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under the Seal, which may be affixed to or printed on it, or in such other manner as the Board may approve, having regard to the terms of issue and the requirements of (to the extent applicable) the rules of any stock exchange to which the shares are admitted to trading (including by way of signature or facsimile of the signature of any person to be applied to such share certificate by any mechanical or electronic means in place of that person’s actual signature).

20	REPLACEMENT CERTIFICATES

If any certificate is worn-out, defaced, lost or destroyed, the Company may cancel it and issue a replacement certificate subject to such terms as the Board may decide as to evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity or such security but otherwise free of charge, and (if the certificate is worn-out or defaced) on delivery up of the old certificate.

LIEN ON SHARES

21	COMPANY’S LIEN ON SHARES NOT FULLY PAID

21.1

The Company shall have a first and paramount lien on each issued share (not being a fully paid share) for all amounts payable to the Company (whether actually or contingently and whether presently payable or not) in respect of such share.

21.2	The lien applies to all dividends on any such share and to all amounts payable by the Company in respect of such share. It also applies notwithstanding that:

21.2.1	the Company may have notice of any equitable or other interest of any person in any such share; or

21.2.2	any such amounts payable may be the joint debts and liabilities of both the holder of the share and one or more other persons.

21.3	The Board may resolve that any share be exempt wholly or in part from this Article.

22	ENFORCEMENT OF LIEN BY SALE

22.1

For the purpose of enforcing the Company’s lien on any shares, the Board may sell them in such manner as it decides if an amount in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days following the giving of a notice to the holder (or any person entitled by transmission to the share) demanding payment of the amount due within such fourteen (14) clear day period and stating that if the notice is not complied with the shares may be sold.

22.2

To give effect to such sale the Board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct.

22.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 22.1 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

22.4

The net proceeds of any sale of shares subject to the Company’s lien under these Articles (after payment of the costs and expenses of sale) shall be applied in or towards satisfaction of the amount then due to the Company in respect of the shares. Any balance shall be paid to the original holder of, or the person entitled (but for such sale) by transmission to, the shares on (in the case of certificated shares) surrender to the Company for cancellation of the certificate for such shares and (in all cases) subject to the Company having a lien on such balance on the same basis as applied to such shares for any amount not presently payable as existed on such shares before the sale.

22.5

Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Share Register as held either jointly or solely by any shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such shareholder by the Company on or in respect of any shares registered as mentioned above or for or on account or in respect of any shareholder and whether in consequence of:

22.5.1	the death of such shareholder;

22.5.2	the non-payment of any income tax or other tax by such shareholder;

22.5.3	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such shareholder or by or out of her estate; or

22.5.4	any other act or thing,

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(a)	the Company shall be fully indemnified by such shareholder or her executor or administrator from all liability;

(b)

the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Share Register as held either jointly or solely by such shareholder for all monies paid or payable by the Company as referred to above in respect of such shares or in respect of any dividends or other monies thereon or for or on account or in respect of such shareholder under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

(c)

the Company may recover as a debt due from such shareholder or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

(d)

the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any shares by any such shareholder or her executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

22.6

Subject to the rights conferred upon the holders of any class of shares, nothing in Article 22.5 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such shareholder as referred to above (and, her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS

23	CALLS

23.1

Subject to the terms on which shares are allotted, the Board may make calls on the shareholders (and any persons entitled by transmission) in respect of any amounts unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the allotment terms. Each such shareholder or other person shall pay to the Company the amount called, subject to receiving at least fourteen (14) clear days’ notice specifying when and where the payment is to be made, as required by such notice.

23.2

A call may be made payable by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part as the Board may decide. A person upon whom a call is made shall remain liable for calls made upon him or her notwithstanding the subsequent transfer of the shares in respect of which the call was made.

23.3	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

24	LIABILITY OF JOINT HOLDERS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

25	INTEREST

If the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is fixed, at such rate, not exceeding the appropriate rate (as defined by the Act), as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

26	DIFFERENTIATION

Subject to the allotment terms, the Board may make arrangements on or before the issue of shares to differentiate between the holders of shares in the amounts and times of payment of calls on their shares.

27	PAYMENT IN ADVANCE OF CALLS

27.1

The Board may, if it thinks fit, receive from any shareholder (or any person entitled by transmission) willing to advance the same or all or any part of the amount uncalled and unpaid on the shares held by him or her (or to which he or she is entitled). The liability of each such shareholder or other person on the shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate not exceeding the appropriate rate (as defined by the Act) as the Board may decide.

27.2

No sum paid up on a share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

28	RESTRICTIONS IF CALLS UNPAID

Unless the Board decides otherwise, no shareholder shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a shareholder until he or she has paid all calls due and payable on every share held by him or her, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

29	SUMS DUE ON ALLOTMENT TREATED AS CALLS

Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call. If such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

FORFEITURE

30	FORFEITURE AFTER NOTICE OF UNPAID CALL

30.1

If a call or an instalment of a call remains unpaid after it has become due and payable, the Board may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited. If the notice is not complied with, any shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture will include all dividends and other amounts payable in respect of the forfeited shares which have not been paid before the forfeiture.

30.2

The Board may accept the surrender of a share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a share also apply to the surrender of a share.

30.3

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

30.4

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the shareholder sued is entered in the Share Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the shareholder sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

31	NOTICE AFTER FORFEITURE

31.1

When a share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Share Register. No forfeiture will be invalidated by any omission to give such notice or make such entry.

31.2	The Board may accept a surrender of any share liable to be forfeited hereunder.

32	CONSEQUENCES OF FORFEITURE

32.1

Subject to the provisions of the Act, a share shall, on its forfeiture, become the property of the Company and all interest in and all claims and demands against the Company in respect of a share and all other rights and liabilities incidental to the share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles.

32.2	The holder of a share (or the person entitled to it by transmission) which is forfeited or surrendered shall:

32.2.1	on its forfeiture or surrender cease to be a shareholder (or a person entitled) in respect of it;

32.2.2	surrender to the Company for cancellation any certificate for the share;

32.2.3

remain liable to pay to the Company all monies payable in respect of the share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the share had not been forfeited; and

32.2.4

remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the share at the time of forfeiture without any deduction or allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal, but his or her liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

32.3

The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past shareholders.

32.4

Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share, or on the terms of compliance with the terms of any notice served under section 1062 of the Act, as appropriate, and on such further terms (if any) as it shall see fit.

33	DISPOSAL OF FORFEITED SHARE

33.1

Subject to the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board may decide either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Board may decide. Where for the purpose of its disposal a forfeited share is to be transferred to any transferee, the Board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of their holder to the purchaser or as the purchaser may direct.

33.2

The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he or she shall be registered as the holder of the share.

33.3

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 33.1 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

34	PROOF OF FORFEITURE

A statutory declaration by a Director or the Secretary that a share has been duly forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His or her title to the share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.

UNTRACED MEMBERS

35	SALE OF SHARES

35.1	The Company may sell at the best price reasonably obtainable any share of a shareholder, or any share to which a person is entitled by transmission, if:

35.1.1

during the period of twelve (12) years prior to the date of the publication of the advertisements referred to in this Article 35.1 (or, if published on different dates, the earlier or earliest of them):

(a)

no cheque, warrant or money order in respect of such share sent by or on behalf of the Company to the shareholder or to the person entitled by transmission to the share, at his or her address in the Share Register or other address last known to the Company has been cashed;

(b)	no cash dividend payable on the shares has been satisfied by the transfer of funds to a bank account of the shareholder (or person entitled by transmission to the share); and

(c)	the Company has received no communication (whether in writing or otherwise) in respect of such share from such shareholder or person,

provided that during such twelve (12) year period the Company has paid at least three cash dividends (whether interim or final) in respect of shares of the class in question and no such dividend has been claimed by the person entitled to such share;

35.1.2

on or after the expiry of such twelve (12) year period the Company has given notice of its intention to sell such share by advertisements in a national newspaper published in the country in which the Registered Office is located and in a newspaper circulating in the area in which the address in the Share Register or other last known address of the shareholder or the person entitled by transmission to the share or the address for the service of notices on such shareholder or person notified to the Company in accordance with these Articles is located;

35.1.3	such advertisements, if not published on the same day, are published within thirty (30) days of each other; and

35.1.4

during a further period of three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this Article 35.1 concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such share from the shareholder or person entitled by transmission.

35.2

To give effect to a sale pursuant to Article 35.1, the Board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct; and

35.3

The transferee will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer, and after the name of the purchaser has been entered in the Share Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively. Any instrument or exercise referred to in Article 35.2 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

36	APPLICATION OF SALE PROCEEDS

The Company shall account to the shareholder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such shareholder or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such shareholder or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

37	APPLICABLE ESCHEATMENT LAWS

37.1

To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any shareholder and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

37.2

The Company may only exercise the powers granted to it in Article 37.1 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant shareholder.

37.3	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to Article 35.1 may be executed in accordance with Article 38.2.

TRANSFER OF SHARES

38	FORM OF TRANSFER

38.1

Subject to these Articles, a shareholder may transfer all or any of his or her shares by an instrument of transfer in writing in any usual form or in another form approved by the Board, which must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

38.2

The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or any such person that the Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the shareholders in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Share Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

38.3

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (a) seek reimbursement of the stamp duty from the transferee; (b) set-off the stamp duty against any dividends payable to the transferee of those shares; and (c) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

38.4	The transferor shall remain the holder of the share transferred until the name of the transferee is entered in the Share Register in respect of it.

38.5

The Board may at any time after the allotment of any share but before any person has been entered in the Share Register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

38.6

Notwithstanding the provisions of these Articles and subject to any provision of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with the Act or any regulations made thereunder. Subject to the Statutes and other applicable law, the Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

39	REGISTRATION OF A SHARE TRANSFER

39.1	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

39.1.1	any transfer of a share which is not fully paid; or

39.1.2	any transfer to or by a minor or person of unsound mind;

but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is listed.

39.2	Subject to these Articles, the Board may, in its absolute discretion, refuse to register renunciation of a permissible letter of allotment or recognise any instrument of transfer unless:

39.2.1	it is in respect of a share on which the Company has no lien;

39.2.2	it is in respect of only one class of shares;

39.2.3	it is in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

39.2.4	it is duly stamped (if required);

39.2.5	a fee of €10 or such lesser sum as the Directors may from time to time require, is paid to the Company; and

39.2.6

it is delivered for registration to the Registered Office or such other place as the Board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer of a share, for which a certificate has not been issued, by a person in respect of whom the Company is not required by the Act to complete and have ready for delivery a share certificate, and except in the case of a renunciation) and any other evidence as the Board may reasonably require to prove the title to such share of the transferor or person renouncing and the due execution by him or her of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his or her behalf, the authority of such person to do so.

39.3

If the Board refuses to register a transfer or renunciation pursuant to this Article, it shall, within two months after the date on which the transfer or renunciation was delivered to the Company, send notice of the refusal to the transferee or renounce together with their reasons for the refusal. An instrument of transfer or renunciation which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person delivering it. All instruments of transfer which are registered may, subject to these Articles, be retained by the Company.

39.4	The instrument of transfer of a certificated share shall be signed by or on behalf of the transferor.

39.5	In the case of a partly paid up share the instrument of transfer must also be signed by or on behalf of the transferee.

39.6

All instruments of transfer which shall be registered shall (except in case of fraud) remain the property of the Company and be retained by the Company, but any instrument of transfer which the Board may refuse to register shall (except in case of fraud) be returned to the party presenting the same.

40	CLOSING OF REGISTER OF MEMBERS

Subject to the provisions of the Act, the registration of transfers of shares or of any class of shares may be suspended at such times and for such periods, not exceeding thirty (30) days in any year, as the Board may decide.

TRANSMISSION OF SHARES

41	ON DEATH

If a shareholder dies, the survivors or survivor where he or she was a joint holder, or his or her personal representatives where he or she was the sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his or her shares. Nothing in these Articles shall release the estate of a deceased holder from any liability in respect of a share which has been held by him or her solely or jointly.

42	ELECTION OF PERSON ENTITLED BY TRANSMISSION

42.1

A person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his or her title being produced as the Board may require, elect either to become registered as the holder of such share or to have some person nominated by him or her so registered. If he or she elects to be registered himself or herself, he or she shall give notice to the Company to that effect. If he or she elects to have some other person registered, he or she shall execute an instrument of transfer of such share to such person.

42.2

All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer or instructions (as the case may be) referred to in Article 42.1 as if the notice were an instrument of transfer and as if the instrument of transfer was executed, or the instructions were given, by the shareholder and the event giving rise to the transmission had not occurred.

42.3

The Board may give notice requiring a person to make the election referred to in Article 42.1. If such notice is not complied with within sixty (60) days, the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

43	RIGHTS ON TRANSMISSION

A person becoming entitled by transmission to a share shall have the rights to which he or she would be entitled if he or she were the holder of the share, except that he or she shall not, before being registered as its holder, be entitled in respect of it to receive notice of, or to attend or vote at, any general meeting or at any separate meeting of the holders of any class of shares.

GENERAL MEETINGS

44	ANNUAL AND OTHER GENERAL MEETINGS

44.1

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. This Article shall not apply in the case of the first general meeting, in respect of which the Company shall convene the meeting within the time periods required by the Act.

44.2	Subject to the Act, all general meetings of the Company shall be held at such time and place as the Board shall determine and may be held outside Ireland.

44.3	All general meetings other than annual general meetings shall be called extraordinary general meetings.

44.4

The Board may, whenever it thinks fit, and shall, on the requisition in writing of shareholders holding such number of Shares as is prescribed by, and made in accordance with section 178 of the Act, convene a general meeting in the manner required by the Act.

44.5

All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

44.5.1

the necessary quorum at any such meeting (or adjournment thereof) shall be shareholders of that class who together represent at least the majority of the voting rights of all the shareholders of that class entitled to vote, present in person or by proxy, at the relevant meeting; and

44.5.2	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him or her.

45	NOTICE OF GENERAL MEETINGS

45.1	A general meeting that is an annual general meeting shall be convened by not less than twenty one (21) clear days’ and no more than sixty (60) clear days’ notice.

45.2	Subject to the provisions of the Act and these Articles, all extraordinary general meetings shall be convened by not less than fourteen (14) clear days’ and no more than sixty (60) clear days’ notice.

45.3

Subject to the provisions of the Act and notwithstanding that it is convened by shorter notice than that specified in Articles 45.1 and 45.2, a general meeting shall be deemed to have been duly convened if it is so agreed by:

45.3.1	all the shareholders entitled to attend and vote at the meeting; and

45.3.2	the Auditors.

45.4

Upon request in writing of shareholders holding such number of shares as is prescribed by section 178(3) of the Act, delivered to the Registered Office, it shall be the duty of the Directors to convene a general meeting to be held within two months from the date of deposit of the requisition in accordance with section 178(3) of the Act. If such notice is not given within two months after the delivery of such request, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months from the said date and any notice of such meeting shall be in compliance with these Articles.

45.5	Subject to the provisions of the Act, a notice convening a general meeting shall specify:

45.5.1	whether the meeting is an annual general meeting or an extraordinary general meeting;

45.5.2	the place, the day and the time of the meeting;

45.5.3	the general nature of that business to be transacted at the meeting;

45.5.4	if the meeting is convened to consider a proposed Special Resolution, the text or substance of that proposed Special Resolution; and

45.5.5

with reasonable prominence, that (a) a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her; (b) a proxy need not also be a shareholder; and (c) the time by which the proxy must be received at the Registered Office (or some other place in Ireland as is specified for that purpose).

45.6	Subject to the provisions of the Act, notice of every general meeting shall be given in any manner permitted by these Articles to:

45.6.1	every shareholder;

45.6.2	the personal representative of a deceased shareholder;

45.6.3	the assignee in bankruptcy of a bankrupt shareholder (being a bankrupt shareholder who is entitled to vote at the meeting);

45.6.4	the Directors and Secretary of the Company; and

45.6.5	the Auditors.

45.7	The notice of every general meeting may specify a time by which a person must be entered on the Share Register in order for such person to have the right to attend or vote at the meeting.

45.8	The Board may determine that the shareholders entitled to receive notice of a meeting are those persons entered on the Share Register at the close of business on a day determined by the Board.

45.9

The accidental omission to send or give notice of a meeting to or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or any other document to, or the non-receipt of any such item by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

45.10

The Directors may postpone a general meeting of the shareholders (other than a meeting requisitioned by a shareholder in accordance with section 178(3) of the Act or where the postponement of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such postponement shall be served in accordance with Article 45 upon all members entitled to notice of the meeting so postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with Article 45.

45.11

The Directors may cancel a general meeting of the members (other than a meeting requisitioned by a member in accordance with section 178(3) of the Act or where the cancellation of which would be contrary to the Act or a court order pursuant to the Act) after it has been convened, and notice of such cancellation shall be served in accordance with Article 45 upon all members entitled to notice of the meeting so cancelled.

46	QUORUM FOR GENERAL MEETING

46.1

No business shall be transacted at a general meeting unless a quorum is present when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum will comprise qualifying persons who together are entitled to cast at least the majority of the voting rights of all the shareholders entitled to vote at the relevant meeting, on a poll. For the purposes of this Article 46.1 a proxy, attorney or other representative of a shareholder will be considered to be entitled to cast only the voting rights to which his or her appointment relates and not any other voting rights held by the shareholder he or she represents.

46.2

For the purposes of this Article, a “qualifying person” means (a) an individual who is a shareholder (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to attend, speak or vote, whether in person or by proxy, at any general meeting of the Company) or his or her validly appointed attorney; (b) a person authorised under section 185 of the Act to act as the representative of a corporation in relation to the meeting; or (c) a person appointed as a proxy of a shareholder in relation to the meeting. The Board is entitled, acting in good faith and without further enquiry, to assume the validity of any votes cast in person or by proxy.

46.3	The absence of a quorum will not prevent the appointment of a chairperson of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

47	PROCEDURE IF QUORUM NOT PRESENT

47.1

If within fifteen (15) minutes (or such longer time not exceeding one hour as the chairperson of the meeting may decide to wait) after the time appointed for the holding of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting:

47.1.1	if convened on the requisition of shareholders, shall be dissolved; and

47.1.2

in any other case, shall stand adjourned to the same day in the next week or to such other day and at such other time and place as the chairperson (or, in default, the Board) may, subject to the provisions of the Act, determine.

47.2	If at such adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding it the adjourned meeting shall be dissolved.

48	CHAIRPERSON OF GENERAL MEETING

The chairperson (if any) of the Board or, in his or her absence, the vice or deputy chairperson (if any) shall preside as chairperson at a general meeting. If there is no chairperson or vice or deputy chairperson present or willing to act at a general meeting, then any Director may preside as chairperson at such general meeting. In default, the shareholders present in person and entitled to vote shall choose one of their number to be chairperson of the meeting.

49	RIGHTS OF DIRECTORS AND OTHERS TO ATTEND MEETINGS

A Director (and any other person invited by the chairperson of the meeting to do so) shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of any class of shares, whether or not he or she is a shareholder.

50	ACCOMMODATION OF MEMBERS AT MEETING

If it appears to the chairperson of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all shareholders entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairperson is satisfied that adequate facilities are available to ensure that a shareholder who is unable to be accommodated is able (whether at the meeting place or elsewhere):

50.1.1	to participate in the business for which the meeting has been convened;

50.1.2	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

50.1.3	to be heard and seen by all other persons present in the same way.

51	SECURITY

In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

52	POWER TO ADJOURN

52.1

The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting, from time to time (or indefinitely) and from place to place as the chairperson shall determine.

52.2

Without prejudice to any other power of adjournment which the chairperson of the meeting may have under these Articles, at common law or otherwise, the chairperson may, without the consent of the meeting, adjourn the meeting from time to time (or indefinitely) and from place to place if he or she decides that it is necessary or appropriate to do so in order to:

52.2.1	secure the proper and orderly conduct of the meeting; or

52.2.2	give all persons entitled to do so an opportunity of attending the meeting; or

52.2.3	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

52.2.4	ensure that the business of the meeting is properly concluded or disposed of, including (without limitation) for the purpose of determining the result of a poll.

52.3

Without prejudice to the generality of the foregoing, the chairperson of the meeting may in such circumstances direct that the meeting be held simultaneously in two or more venues connected for the duration of the meeting by audio or audio visual links or in two or more consecutive sessions with the votes taken being aggregated or that it be adjourned to a later time on the same day or a later date at the same or any other venue.

53	NOTICE OF ADJOURNED MEETING

Whenever a meeting is adjourned for fourteen (14) days or more or indefinitely, at least seven clear days’ notice, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Except in these circumstances, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

54	BUSINESS OF ADJOURNED MEETING

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

55	THE BUSINESS OF THE GENERAL MEETINGS

55.1	Subject to the provisions of the Act and these Articles, the business of the annual general meeting shall include those matters provided for in section 186 of the Act.

55.2	No business may be transacted at a general meeting, other than business that:

55.2.1	is proposed by, or at the direction of, the Directors;

55.2.2	is proposed, in the case of an extraordinary general meeting, by requisition of shareholders, in accordance with the provisions of the Act;

55.2.3	is proposed, in the case of an annual general meeting, by shareholders in accordance with the provisions of Articles 56 and 57;

55.2.4	is proposed, at the direction of the High Court of Ireland; or

55.2.5	the chairperson of the general meeting determines, in his sole and absolute discretion, is business that may properly be regarded as within the scope of the meeting.

56	PROPOSED SHAREHOLDER RESOLUTIONS

56.1

Any request by a shareholder or shareholders to propose a resolution at a general meeting of the Company must, in order for the resolution to be properly moved at a meeting of the Company, (a) comply with the requirements of the Act and the requirements of Article 57; and (b) contain:

56.1.1	to the extent that the request relates to the nomination of a Director, as to each person whom the shareholder(s) propose(s) to nominate for election or re-election as a Director:

(a)

all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(b)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder(s) and any Shareholder Associated Person (as defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the shareholder(s) making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant;

56.1.2

to the extent that that request relates to any business other than the nomination of a Director that the shareholder(s) propose(s) to bring before the meeting, a comprehensive description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any resolution(s) proposed for consideration) and any material interest in such business of such shareholder(s) and any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the shareholder(s) or any Shareholder Associated Person therefrom;

56.1.3	as to the shareholder(s) giving the notice and the Shareholder Associated Person, if any, on whose behalf the nomination or proposal is made:

(a)	the name and address of such shareholder(s), as they appear on the Company’s books, and of such Shareholder Associated Persons, if any;

(b)	the class and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder(s) and such Shareholder Associated Persons, if any;

(c)

any “Derivative Instrument” owned beneficially, directly or indirectly, by such shareholder or Shareholder Associated Person(s), being any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder(s) and such Shareholder Associated Persons, if any, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

(d)

any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder(s) and such Shareholder Associated Persons, if any, have the right to vote any class or series of shares of the Company;

(e)

any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder(s) and such Shareholder Associated Persons, if any, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder(s), and such Shareholder Associated Persons, if any, with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”);

(f)

any rights to dividends on the shares of the Company owned beneficially by such shareholder(s) and such Shareholder Associated Persons, if any, that are separated or separable from the underlying shares of the Company;

(g)	any significant equity interests or any Derivative Instruments or Short Interests in any competitor of the Company held by such shareholder(s), and such Shareholder Associated Persons, if any;

(h)

any other information relating to such shareholder(s) or such other beneficial owner or Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(i)

to the extent known by the shareholder(s) giving the notice, and such Shareholder Associated Persons, if any, the name and address of any other shareholder or, as the case may be, the Shareholder Associated Person of such other shareholder, supporting the nominee for election or re-election as a Director or the proposal of other business on the date of such request, and

56.1.4	the information required in Article 56.1.3 above shall be updated by such shareholder(s) as of the record date for the meeting not later than three days after the record date for the meeting.

56.2

To be eligible to be a nominee of any shareholder(s) for election or re-election as a Director of the Company, save where such election or re-election is at the recommendation of the Board, a person must deliver (in accordance, in the case of a resolution proposed to be moved at an annual general meeting of the Company, with the time periods prescribed in Article 57.1 for delivery of a request pursuant to Article 56.1) to the Secretary at the Registered Office a written questionnaire with respect to the background and qualifications of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein, including without limitation any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director of the Company, with such individual’s fiduciary and other Director’s duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; (c) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company publicly disclosed from time to time; and (d) irrevocably submits his or her resignation as a Director effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement.

56.3

Except as otherwise provided by law or the Articles, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was proposed in accordance with the procedures set out in this Article 56 and, in the case of an annual general meeting, in Article 57 and, if any proposed nomination or other business is not in compliance with this Article 56 and, in the case of an annual general meeting, Article 57, to declare that such defective proposal or nomination shall be disregarded.

56.4

For the purposes of this Article 56, where nominations of persons for appointment to the board and / or proposals of other business to be considered by the shareholders (as the case may be) are made by or on behalf of more than one shareholder or Shareholder Associated Person, references to a shareholder or Shareholder Associated Person in relation to notice and other information requirements shall apply to each shareholder or Shareholder Associated Person, respectively, as the context requires.

56.5

For the purpose of this Article 56, a “Shareholder Associated Person” of any shareholder shall mean (a) any person controlling, directly or indirectly, or acting in concert with, such shareholder; (b) any beneficial owner of shares of the Company owned of record or beneficially by such shareholder or in which such shareholder is interested or in respect of which such shareholder has the ability to direct votes; and (c) any person controlling, controlled by or under common control with a person of the kind referred to in sub-paragraphs (a) or (b), and for these purposes “control”, when used with respect to any person, means the possession, directly or indirectly, of the power to manage or direct the management, policies or activities of such person, whether through the ownership of voting securities, by contract, or otherwise and “controlling”, “controlled by” and “under common control with” shall be construed accordingly.

57	TIME FOR RECEIVING REQUESTS

57.1

In the case of a resolution proposed to be moved at an annual general meeting of the Company, a shareholder or Shareholder Associated Person who makes a request to which Article 56.1 relates, must deliver any such request in writing to the Secretary at the Registered Office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the first anniversary of the preceding year’s annual general meeting, provided, however, that if the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the first anniversary of the preceding year’s annual general meeting, notice by the shareholder must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (a) the ninetieth (90th) calendar day prior to such annual general meeting and (b) the fifth (5th) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company provided that in no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Article.

57.2

For the purposes of the annual general meeting of the Company to be held in 2020, references in this Article 57 to the Company’s “preceding year’s annual general meeting” shall be construed as references to the 2019 annual general meeting of Cimpress N.V.

57.3

Notwithstanding anything in the foregoing provisions of this Article 57 to the contrary, if the number of Directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a shareholder’s notice required by this Article 57 shall also be considered as validly delivered in accordance with Article 57, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Company’s registered not later than 5.00 p.m., Irish time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

57.4

For purposes of this Article 57, “public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the US Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

57.5

Notwithstanding the provisions of Article 56 or the foregoing provisions of this Article 57, a shareholder shall also comply with all applicable requirements of the Act and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 56 and this Article 57. Nothing in Article 56 or this Article 57 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or the Act.

VOTING

58	VOTING AT A GENERAL MEETING

A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by Ordinary Resolution of the shareholders passed unanimously by those present at a general meeting of the Company.

59	POLL PROCEDURE

59.1

Each poll shall be conducted in such a manner as the chairperson directs, and the result of the poll shall be deemed to be the resolution in relation to the matter concerned, of the meeting at which the poll was taken.

59.2

In advance of any meeting, the chairperson shall appoint scrutineers or inspectors who need not be shareholders, to act at the meeting. The chairperson may appoint one or more persons as alternate scrutineers or inspectors to replace any scrutineer or inspector who fails to act. If no scrutineer or inspector or alternate scrutineer is willing or able to act at a meeting, the chairperson shall appoint one or more other persons to act as scrutineers or inspectors at the meeting. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was conducted.

59.3

Each scrutineer or inspector appointed in accordance with this Article 59 shall, prior to acting, be required to provide an undertaking to the Company, in a form determined by the Board, that he or she will execute the duties of a scrutineer or inspector with strict impartiality and according to the best of his or her ability.

59.4

Any poll conducted on the election of the chairperson or on any question of adjournment shall be taken at the meeting and without adjournment. A poll conducted on another question shall be taken at such time and place at the chairperson decides, either at once or after an interval or adjournment.

59.5

The date and time of the opening and the closing of a poll for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the scrutineers or inspectors after the closing of the poll unless a court with relevant jurisdiction upon application by a shareholder shall determine otherwise.

59.6	A shareholder entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.

60	VOTES OF MEMBERS

60.1

Every shareholder (other than a shareholder who, under these Articles or any restrictions imposed on any shares, is not entitled to vote, whether in person or by proxy, at any general meeting of the Company or any meeting of a class of shareholders of the Company) who (being an individual) is present in person or by duly appointed proxy or (being a corporation) is present by duly authorised representative or by duly appointed proxy shall have one vote for every share of which he or she is the holder.

60.2

In the case of joint holders, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the holders stand in the Share Register in respect of the joint holding.

60.3

A shareholder in respect of whom an order has been made by any court or official having jurisdiction (whether in Ireland, the United States or elsewhere) in matters concerning mental disorder or incapacity may vote by his or her guardian or other person duly authorised to act on his or her behalf, who may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming the right to vote shall be deposited at the Registered Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

60.4

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the meeting, whose decision shall be final and conclusive.

61	CHAIRPERSON’S CASTING VOTE

In the case of an equality of votes, the chairperson of the meeting shall be entitled to a further or casting vote in addition to any other vote he or she may have or be entitled to exercise.

62	VOTING RESTRICTIONS ON AN OUTSTANDING CALL

Unless the Board decides otherwise, no shareholder shall be entitled to be present or vote at any meeting either personally or by proxy until he or she has paid all calls due and payable on every share held by him or her whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

63	PROXY INSTRUMENT

63.1

Every shareholder entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any usual form or in any other form which the Board may approve, subject to compliance with any requirements as to form under the Act and, in the case of an instrument in writing, shall be executed by or on behalf of the appointor but need not be witnessed. In the case of an instrument in writing, a corporation may execute a form of proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person.

A shareholder may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one share. A proxy need not be a shareholder. The appointment of a proxy shall not preclude a shareholder from attending and voting at the meeting or at any adjournment of it. A form of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting to which it relates.

63.2	The appointment of a proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Board shall:

63.2.1

in the case of an instrument in writing be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting, or in any instrument of proxy sent out by the Company in relation to the meeting, not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

63.2.2	in the case of an appointment contained in a communication by electronic means, where an address has been specified for the purpose of receiving communications by electronic means:

(a)	in the notice convening the meeting; or

(b)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an communication by electronic means to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than forty eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

63.2.3	be deemed to include the right to speak at the meeting and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and

63.2.4	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates,

and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid (unless, subject to the requirements of the Act, the Board, in its absolute discretion in relation to any such appointment, waives any such requirement and decides to treat such appointment as valid).

63.3

When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Board is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

63.4

The Board may at the expense of the Company send forms of appointment of proxy to the shareholders by post, by communication by electronic means or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person and worded so as to enable the proxy to vote either for or against or to withhold their vote in respect of the resolutions to be proposed at the meeting at which the proxy is to be used. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the shareholders entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any shareholder entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

63.5

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Registered Office, or at such other place as is referred to in Article 63.2, not less than forty eight (48) hours (excluding days which are not working days) before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

64	CORPORATE REPRESENTATIVES

In accordance with the Act, any corporation which is a shareholder entitled to attend a meeting of the Company or a meeting of the holders of any class of its shares may, by resolution of its Directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any such meeting of the Company or at any such meeting of the holders of any class of its shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual shareholder. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by the Secretary may (but is not bound to) require the representative to produce a certified copy of the resolution so authorising him or her or such other evidence of his or her authority reasonably satisfactory to such person before permitting him or her to exercise his or her powers.

65	AMENDMENT TO RESOLUTIONS

65.1

If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairperson of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

65.2

In the case of a resolution duly proposed as a Special Resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an Ordinary Resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty eight (48) hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairperson of the meeting in his or her absolute discretion decides that it may be considered or voted on.

66	OBJECTION TO ERROR IN VOTING

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any such objection or error shall be referred to the chairperson of the meeting, who shall not be obliged to take it into account unless he or she considers it to be of sufficient magnitude to affect the decision of the meeting. The chairperson’s decision on such matters shall be final and binding on all concerned.

FAILURE TO DISCLOSE INTERESTS IN SHARES

67	FAILURE TO DISCLOSE INTERESTS IN SHARES

67.1	For the purpose of this Article:

67.1.1	“Exempt Transfer” means, in relation to shares held by a shareholder:

(a)	a transfer pursuant to acceptance of a takeover (as defined in the Irish Takeover Panel Act, 1997) for the Company or in relation to any of its shares;

(b)

a transfer in consequence of a sale made through a market recognised for the purpose of section 1072 of the Act or any stock exchange selected by the Company outside Ireland on which the Company’s shares (or rights in respect of those shares) are normally traded; or

(c)

a transfer made in consequence of a sale in good faith of the whole of the beneficial interest in the shares to a bona fide unconnected third party, that is to say one who, in the reasonable opinion of the Board, is unconnected with the shareholder or with any other person appearing to be interested in such shares prior to such transfer (being a party which itself is not the holder of any shares in the Company in respect of which a Direction Notice is then in force or a person appearing to be interested in any such shares) and / or the Board does not have reasonable grounds to believe that the transferor or any other person appearing to be interested in such first mentioned shares will following such transfer have any interest in such shares;

67.1.2

a person shall be treated as appearing to be “interested” in any shares if the shareholder holding such shares has given to the Company information in response to a notice from the Company pursuant to section 1062 of the Act (a “Section 1062 Notice”) which names such person as being so interested or if the Company (after taking into account information provided in response to the relevant Section 1062 Notice and any other notification under the Act or any relevant information otherwise available to the Company) knows or has reasonable cause to believe that the person in question is, or may be, interested in the shares, and references in this Article to persons interested in shares and to “interests in shares” shall be construed in accordance with section 1059 of the Act;

67.1.3

a person, other than the shareholder holding a share, shall be treated as appearing to be interested in such share if the shareholder has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the shareholder or, pursuant to a duly served Section 1062 Notice from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

67.1.4	reference to a person having failed to give to the Company information required by a Section 1062 Notice, or being in default of supplying such information, includes references to his or her having:

(a)	failed or refused to give all or any part of such information; and

(b)	given information which he or she knows to be false in a material particular or recklessly given information which is false in a material particular; and

67.1.5	“transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

67.2

Where a Section 1062 Notice is given by the Company to a shareholder, or another person appearing to be interested in shares held by such shareholder, and the shareholder or other person has failed in relation to any shares (“Default Shares”) (which expression applies also to any shares issued after the date of the Section 1062 Notice in respect of those shares and to any other shares registered in the name of such shareholder at any time whilst the default subsists) to give the Company the information required within the time period specified in such notice, then provided that ten (10) clear days have elapsed since service of the Section 1062 Notice, the Board may at any time thereafter at its absolute discretion by notice to such shareholder (a “Direction Notice”) direct that:

67.2.1

the shareholder which is the subject of a Direction Notice is not, in respect of the Default Shares, entitled to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll; and / or

67.2.2	in respect of the Default Shares that represent, at the date of the Direction Notice, 0.25% or more in nominal value of the issued shares of their class:

(a)

any dividend (or any part of a dividend) or any monies which would otherwise be payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(b)	the shareholder shall not be entitled to elect, pursuant to Article 127 or otherwise, to receive shares instead of a dividend; and

(c)	the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares unless:

(i)	the transfer is an Exempt Transfer; or

(ii)

the shareholder is not himself or herself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer; and

(iii)	the shareholder which is the subject of a Direction Notice is in breach of these Articles.

67.3

The Company shall send a copy of the Direction Notice to each other person appearing to be interested in the relevant Default Shares the address of whom has been notified to the Company, but failure or omission by the Company to do so shall not invalidate such notice.

67.4

Where any person appearing to be interested in any shares has been served with a Section 1062 Notice and such shares are held by a Depositary, the provisions of this Article shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary and references to Default Shares shall be construed accordingly.

67.5

Where the shareholder on whom a Section 1062 Notice has been served is a Depositary, the obligations of the Depositary acting in its capacity as such shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary in accordance with the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary.

67.6	The sanctions under Article 67.2 shall cease to apply seven days after the earlier of:

67.6.1	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

67.6.2	receipt by the Company, in a form satisfactory to the Board, of all the information

67.7

None of the provisions contained in this Article shall in any way limit or restrict the rights of the Company under sections 1062 and 1066 of the Act or any order made by the court under section 1066 or elsewhere under Part 17 Chapter 4 of the Act nor shall any sanction imposed by the Board pursuant to this Article cease to have effect, otherwise than as provided in this Article, unless it is so ordered by the court.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS AND OFFICERS

68	NUMBER OF DIRECTORS

The number of Directors shall be as the Board may determine from time to time and at the date of adoption of these Articles shall be not more than fifteen (15) nor fewer than two (2).

69	SHARE QUALIFICATION

A Director shall not require a share qualification.

70	COMPANY’S POWER TO APPOINT DIRECTORS

70.1

Subject to these Articles, the Company may by Ordinary Resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

70.2

A resolution for the appointment of two or more persons as Directors by a single resolution at a general meeting shall be void unless an Ordinary Resolution that the resolution for appointment be proposed in such way has first been agreed to by the meeting without any vote being given against it.

71	BOARD POWER TO APPOINT DIRECTORS

Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board or as a successor to a Director who is not re-elected at an annual general meeting and whose successor is not elected at such annual general meeting, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

72	APPOINTMENT OF DIRECTORS AS EXECUTIVE OFFICERS

Subject to the Act, the Board may appoint one or more of its members to an office or other position of employment with the Company for such term (subject to the Act) and on any other conditions the Board thinks fit. The Board may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

73	APPOINTMENT OF OTHER OFFICERS

The Board may appoint such other officers as the Directors may, from time to time, determine, including but not limited to, chief executive officer, chief financial officer, president, vice president, vice chairperson, Secretary, assistant secretary, treasurer, controller and assistant treasurer. The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed from that office at any time at the pleasure of the Board.

74	ALTERNATE DIRECTORS

74.1

Any Director may appoint by writing (whether in electronic form or otherwise) under his hand any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors and any such alternate, as a condition to the effectiveness of such appointment, shall agree in writing to be bound by and adhere to certain Company policies and certain confidentiality obligations in a form prescribed by the Board or the Secretary. Any such authority may be sent by delivery, post, cable, telegram, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed, facsimile, electronic or advanced electronic signature of the Director giving such authority.

74.2

An alternate Director shall be entitled, subject to his giving to the Company an address (whether within or outside of the State), to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

74.3

Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

74.4

A Director may revoke at any time the appointment of any alternate appointment by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine.

74.5

If a Director retires by rotation or otherwise but is re-appointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment or deemed re-appointment.

74.6

Any appointment or revocation by a Director under this Article 74 shall be effected by notice in writing (whether in electronic form or otherwise) given under his hand to the Secretary or deposited or received at the registered office or in any other manner approved by the Directors.

75	RE-ELECTION

75.1

Commencing with the annual general meeting of the Company in 2020, any Director whose term expires at an annual general meeting may, if willing to act, stand for re-election at that annual general meeting.

75.2

Notwithstanding that a Director might not be re-elected at an annual general meeting, such Director shall nevertheless hold office until his or her successor is elected or is appointed by the Board pursuant to Article 71, or until his or her earlier resignation or removal in accordance with these Articles or the Act.

76	ELIGIBILITY OF NEW DIRECTORS

No person shall be eligible for nomination for election or re-election as Director at any general meeting unless:

76.1.1	he or she is recommended by the Board for appointment or, in the case of a Director whose term expires at that general meeting, re-appointment; or

76.1.2	in any other case, the requirements of Articles 56 and 57 in respect of nominations of Directors are satisfied.

77	REMOVAL BY ORDINARY RESOLUTION

Subject to the provisions of these Articles, including, without limitation, Articles 56, 57 and 76, the Company may:

77.1.1

by Ordinary Resolution, of which notice has been given in accordance with section 146 of the Act, remove any Director before the expiration of his or her period of office, but without prejudice to any claim for damages which he or she may have for breach of any contract of service between him or her and the Company; and

77.1.2	by Ordinary Resolution appoint another person in place of a Director removed under Article 77.1.1).

Any person so appointed as a Director under Article 77.1.2 shall be treated, for the purposes of determining the time at which he or she is to retire, as having the same remaining term as that of the Director in whose place he, or she, was appointed.

78	VACATION OF DIRECTORS’ OFFICE

78.1	Without prejudice to the provisions in these Articles for retirement, the office of a Director shall be vacated if:

78.1.1	he or she resigns by notice in writing delivered to the Secretary at the Registered Office or tendered at a Board meeting;

78.1.2	he or she only held office as a Director for a fixed term and such term expires;

78.1.3	he or she ceases to be a Director by virtue of any provision of the Statutes, is removed from office pursuant to these Articles or the Statutes or becomes prohibited by law from being a Director;

78.1.4

he or she or becomes bankrupt, has an interim receiving order made against him or her, makes any arrangement or compounds with his or her creditors generally or applies to the court for an interim order in connection with a voluntary arrangement under any legislation relating to insolvency;

78.1.5

an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his or her detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his or her property or affairs or he or she is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Board resolves that his or her office be vacated;

78.1.6	he or she is absent, without permission of the Board, from Board meetings for six consecutive months and the Board resolves that his or her office be vacated;

78.1.7

he or she is removed from office by notice in writing addressed to him or her at his or her address as shown in the Company’s register of directors and signed by not less than a majority in number of all the Directors (rounded down to the nearest whole number and excluding the Director in question) (without prejudice to any claim for damages which he or she may have for breach of contract against the Company); or

78.1.8	in the case of a Director who holds executive office, his or her appointment to such office is terminated or expires and the Board resolves that his or her office be vacated.

78.2	A resolution of the Board declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

BOARD POWERS

79	BOARD POWERS

79.1

Subject to the Statutes, the Company’s memorandum of association and these Articles and to any directions given by Special Resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of these Articles nor any such direction shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. The provisions in these Articles giving specific powers to the Board shall not limit the general powers given by this Article.

79.2

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him or her.

80	DIRECTORS BELOW THE MINIMUM NUMBER

If the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there is no Director or there are no Directors able or willing to act, any two shareholders may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he or she is re-elected during such meeting.

81	DELEGATION TO EXECUTIVE DIRECTORS

The Board may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Board may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the Director. The Board may at any time revoke the delegation or alter its terms and conditions.

82	DELEGATION TO COMMITTEES

82.1

The Board may delegate any of its powers, authorities and discretions (including, without limitation, those relating to the payment of monies or other remuneration to, and the conferring of benefits on, a Director) for such time and on such terms and conditions as it shall think fit to a committee consisting of one or more Directors and (if thought fit) one or more other persons.

The Board may grant to the committee the power to sub-delegate, and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

82.2	The Board’s power under these Articles to delegate to a committee:

82.2.1	includes (without limitation) the power to delegate the determination of any fee, remuneration or other benefit to be paid or provided to any Director; and

82.2.2	is not limited by the fact that in some Articles but not others express reference is made to particular powers being exercised by the Board or by a committee.

82.3

In addition to the Board’s power to delegate to committees pursuant to this Article 82, the Board may delegate any of its powers to any individual Director or member of the management of the Company or any of associated companies as it sees fit; any such individual shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board.

83	DELEGATION TO AGENTS

The Board may, by power of attorney or otherwise, appoint a person to be the agent of the Company and may delegate to such person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. The Board may grant the power to sub-delegate and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the agent. The Board may at any time revoke or alter the terms and conditions of the appointment or delegation.

84	EXERCISE OF VOTING POWER

The Board may exercise or cause to be exercised the voting power conferred by shares in any other body corporate held or owned by the Company, or any power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

85	PROVISION FOR EMPLOYEES

The Board may exercise any power conferred on the Company by the Statutes to make provision for the benefit of persons employed or formerly employed by any Group Member in connection with the cessation or the transfer to any person of the whole or part of the undertaking of such Group Member.

86	OVERSEAS REGISTERS

Subject to the Statutes, the Board may exercise the powers conferred on the Company with regard to the keeping of an overseas branch, local or other register in relation to shareholders and may make and vary such regulations as it thinks fit concerning the keeping of any such register.

87	BORROWING POWERS

Subject to the Statutes, the Board may exercise all the powers of the Company to borrow or raise money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to section 1021 of the Act, to create and issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of any third party.

DIRECTORS’ REMUNERATION, EXPENSES AND BENEFITS

88	FEES

The Company shall pay to the Directors for their services as Directors such aggregate amount of fees, salary or other remuneration as the Board decides. The aggregate fees shall be divided among the Directors in such proportions as the Board decides or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary or remuneration payable to him or her under a service agreement or other amount payable to him or her pursuant to other provisions of these Articles and accrues from day to day. The Board may from time to time determine that, subject to the requirements of the Acts, all or part of any fees or other remuneration payable to any Director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.

89	EXPENSES

A Director may also be paid all travelling, hotel and other expenses properly incurred by him or her in connection with his or her attendance at meetings of the Board or of committees of the Board or general meetings or separate meetings of the holders of any class of shares or otherwise in connection with the discharge of his or her duties as a Director, including (without limitation) any professional fees incurred by him or her (with the approval of the Board or in accordance with any procedures stipulated by the Board) in taking independent professional advice in connection with the discharge of such duties.

90	REMUNERATION OF EXECUTIVE DIRECTORS

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide, and may be wholly or in part governed by business done or profits made, or as otherwise decided by the Board (including, for the avoidance of doubt, by the Board acting through a duly authorised Board committee) and further may be in addition to or instead of a fee or other remuneration payable to him or her for his or her services as a Director pursuant to these Articles.

91	SPECIAL REMUNERATION

A Director who, at the request of the Board, goes or resides abroad, makes a special journey or performs a special service on behalf of or for the Company (including, without limitation, services as a chairperson or vice-chairperson of the Board, services as a member of any Board committee and services which the Board considers to be outside the scope of the ordinary duties of a Director) may be paid such reasonable additional remuneration (whether by way of salary, bonus, commission, percentage of profits or otherwise) and expenses as the Board (including, for the avoidance of doubt, the Board acting through a duly authorised Board committee) may decide.

92	COMPANY PROPERTY

Each Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use the property of the Company pursuant to or in connection with: the exercise or performance of his or her duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

93	PENSIONS AND OTHER BENEFITS

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director, an officer or a director or an employee of a company which is or was a Group Member, a company which is or was allied to or associated with the Company or with a Group Member or a predecessor in business of the Company or of a Group Member (and for any member of his or her family, including a spouse or former spouse, or a person who is or was dependent on him or her). For this purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may arrange for this to be done by the Company alone or in conjunction with another person. A Director or former Director is entitled to receive and retain for his or her own benefit any pension or other benefit provided in accordance with this Article and is not obliged to account for it to the Company.

DIRECTORS’ PROCEEDINGS

94	BOARD MEETINGS

Subject to these Articles, the Board may regulate its proceedings as it thinks fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Board.

95	NOTICE OF BOARD MEETINGS

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him or her personally or by word of mouth or sent in writing to his or her last known address or any other address given to the Company by him or her for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. It shall not be necessary to give notice of a Board meeting to a Director who is absent with leave unless the Director has notified the Company in writing of an address or an address for electronic communications at which notice of such meetings is to be given to him or her when he or she is absent with leave. A Director may be treated as having waived his or her entitlement to notice of a meeting of the Board if he or she has not supplied the Company with the information necessary to ensure that he or she receives notice of a meeting before it takes place.

A Director may waive the requirement that notice of any Board meeting be given to him or her, either prospectively or retrospectively.

In this Article “address”, in relation to documents in electronic form, includes any number or address used for the supply of documents in electronic form.

96	QUORUM

No business shall be transacted at any meeting of the Board unless a quorum is present. The quorum may be fixed by the Board and unless so fixed at any other number shall be a majority in number of the Directors in office at the time when the meeting is convened. A duly convened Board meeting at which a quorum is present shall be competent to exercise any and all of the authorities, discretions and powers vested in or exercisable by the Board.

97	BOARD CHAIRPERSON

The Board may appoint any Director to be, and may remove, a chairperson and a vice- or deputy chairperson of the Board. The chairperson or, in his or her absence, the vice- or deputy chairperson, shall preside at all Board meetings. If there is no chairperson or vice- or deputy chairperson, or if at a Board meeting neither the chairperson nor the vice- or deputy chairperson is present within ten (10) minutes after the time appointed for the meeting, or if neither of them is willing to act as chairperson, the Directors present may choose any Director present to be chairperson of the meeting.

98	VOTING

Questions arising at a meeting shall be decided by a simple majority of votes of the Directors present at the meeting. Each Director present and voting shall have one vote. For the avoidance of doubt, in the case of an equality of votes, the chairperson shall have a second or casting vote.

99	TELEPHONE / VIDEO PARTICIPATION

A Director may participate in a meeting of the Board or a committee of the Board through the medium of conference telephone, video conferencing or any other form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Subject to the Statutes, all business transacted in this way by the Board or a committee of the Board shall be deemed for the purposes of the Articles to be validly and effectively transacted at a meeting of the Board or a committee of the Board even if one Director only is physically present at any one place. The meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairperson of the meeting then is.

100	WRITTEN RESOLUTIONS

100.1

A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting and unanimously in number, or by all the members of a committee of the Board for the time being entitled to receive notice of the meetings of such committee and unanimously in number, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

100.2	Such a resolution:

100.2.1

may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by facsimile or other electronic transmission; and

100.2.2	to be effective, need not be signed by a Director who is prohibited by these Articles from voting on it.

100.3

For the purposes of this Article, a resolution will be deemed to have been executed by a Director if that Director gives his, or her, confirmation by electronic mail that he, or she, approves the text of the resolution.

101	COMMITTEE PROCEEDINGS

Proceedings of committees of the Board shall be conducted in accordance with regulations prescribed by the Board (if any). Subject to those regulations, such proceedings shall be conducted in accordance with applicable provisions of these Articles regulating the proceedings of the Board. Where the Board resolves to delegate any of its powers, authorities and discretions to a committee and such resolution states that the committee shall consist of any one or more unnamed Directors, it shall not be necessary to give notice of a meeting of such committee to any Directors other than the Director or Directors who form the committee.

102	MINUTES

102.1	The Board shall cause minutes to be made of:

102.1.1	all appointments of officers and committees made by the Board and of any such officer’s remuneration; and

102.1.2

the names of Directors present at every meeting of the Board, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

102.2

Any such minutes, if purporting to be signed by the chairperson of the meeting at which the proceedings were held or by the chairperson of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

103	VALIDITY OF PROCEEDINGS

All acts done in good faith by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director or a committee member shall, notwithstanding that it may be discovered afterwards that there was a defect in the appointment of any person so acting or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or committee member and entitled to vote.

INTERESTS OF DIRECTORS

104	CONTRACTING WITH THE COMPANY

Subject to the provisions of the Statutes, no Director or intending Director shall be disqualified by his or her office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any transaction or arrangement entered into on behalf of the Company in which any Director is in any way directly or indirectly interested be liable to be avoided, nor shall any Director so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office, or of the fiduciary relationship thereby established, provided that the nature of this interest has been declared by him or her in accordance with Article 105.

105	DECLARATION OF INTERESTS

105.1

A Director who is in any way (whether directly or indirectly) interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Act, declare the nature of his or her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested; or (b) by providing a general notice to the Directors declaring that he or she is a director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction. If a declaration of interest under this Article proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

105.2	Provided that a Director has declared the nature and extent of his or her interest to the other Directors, a Director notwithstanding his or her office:

105.2.1	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

105.2.2

may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her in accordance with Article 105.1, at or prior to its consideration and any vote thereon; and

105.2.3	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested,

and (a) he or she shall not, by reason of his or her office, be accountable to the Company for any benefit which he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; (b) he or she shall not infringe his duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company as a result of any such office or employment or any such transaction or arrangement or any interest in such body corporate; (c) he or she shall not be required to disclose to the Company, or use in performing his duties as a Director of the Company, any confidential information relating to such office or employment if to make such disclosure or use would result in a breach of a duty or obligation of confidence owed by the Director in relation to or in connection with such office or employment; (d) he or she may absent himself or herself from discussions, whether in meetings of the Directors or otherwise, and exclude himself or herself from information which will or may relate to such office, employment, transaction, arrangement or interest; and (e) no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

105.3	For the purposes of Article 105.1:

105.3.1

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

105.3.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of him or her; and

105.3.3

a copy of every declaration made and notice given under Article 105.1 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or any shareholder at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

106	AUTHORISATION OF BOARD OF CONFLICTS OF INTERESTS

106.1

Nothing in section 228(1)(f) of the Act shall restrict a Director from entering into a commitment which has been authorised by the Board or has been authorised pursuant to such authority as may be delegated by the Board in accordance with these Articles which, if not so authorised, would infringe the duty to avoid conflicts of interest as set out in section 228(1)(f) of the Act. As recognised by section 228(1)(e) of the Act, the Directors may agree to restrict their power to exercise an independent judgement but only where this has been expressly authorised by a resolution of the Board. The Directors may give such authorisations upon such terms as they think fit in accordance with the Act. The Directors may vary or terminate any such authorisations at any time.

106.2

If a matter, or office, employment or position has been authorised by the Directors in accordance with this Article 106 then (subject to such terms and conditions, if any, as the Directors may think fit to impose from time to time, and always subject to their right to vary or terminate such authorisations or the permissions set out below):

106.2.1

the Director shall not be required to disclose any confidential information relating to such matter, or office, employment or position to the Company if to make such a disclosure would result in a breach of a duty or obligation of confidence owed by him or her in relation to or in connection with that matter, or that office, employment or position;

106.2.2	the Director may absent himself or herself from meetings of the Directors at which anything relating to that matter will or may be discussed; and

106.2.3	the Director may make such arrangements as such Director thinks fit for relevant papers to be received and read by a professional adviser on behalf of that Director.

106.3

A Director shall not, by reason of his or her office, be accountable to the Company for any benefit which he or she derives from any matter which has been approved by the Directors pursuant to this Article 106 (subject in any such case to any limits or conditions to which such approval was subject).

107	PROHIBITION ON VOTING BY INTERESTED DIRECTORS

Except as otherwise provided in these Articles, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he or she has any material interest otherwise than by virtue of his or her interests in shares or debentures or other securities of or otherwise in or through the Company or any resolution of the Directors granting him or her authorisation under Article 106. A Director shall not be counted in the quorum of a meeting in relation to any resolution on which he or she is debarred from voting.

108	ABILITY OF INTERESTED DIRECTORS TO VOTE

108.1

A Director shall (in the absence of a material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

108.1.1

the giving of any security or indemnity to him or her in respect of money lent or obligations incurred by him or her at the request of or for the benefit of the Company or any of its subsidiary undertakings;

108.1.2

the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he, himself or she, herself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

108.1.3

any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he or she is or is to be interested as a participant in the underwriting or sub underwriting thereof;

108.1.4

any proposal concerning any other company in which he or she is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he or she is not interested (as that term is used in section 804 of the Act) in 1% or more of any class of the equity share capital of such company (or of any third company through which his or her interest is derived) or of the voting rights available to shareholders of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all the circumstances);

108.1.5

any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he or she may benefit and which has been approved by or is subject to and conditional upon approval by the Board of the Revenue Commissioners for taxation purposes;

108.1.6

any proposal relating to any arrangement for the benefit of employees under which he or she benefits or may benefit in a similar manner as the employees and which does not accord to him or her as a Director any privilege or advantage not generally accorded to the employees to whom the arrangement relates; or

108.1.7	subject to the Statutes, any proposal concerning the purchase and/or maintenance of any insurance policy under which a Director may benefit.

109	DIVISION OF PROPOSALS

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under the proviso to Article 108.1.4 shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

110	RULINGS ON QUESTIONS OF ENTITLEMENT TO VOTE

If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his or her voluntarily agreeing to abstain from voting, such question shall (unless the Director in question is the chairperson in which case he or she shall withdraw from the meeting and the Board shall elect a deputy chairperson to consider the question in place of the chairperson) be referred to the chairperson of the meeting and his or her ruling in relation to any other Director shall be final and conclusive, except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed.

111	INTERESTS OF CONNECTED PERSONS

For the purposes of these Articles, an interest of any person who is for any purpose of the Act (excluding any statutory modification thereof not in force when these Articles became binding on the Company) connected with a Director within the meaning of section 220 of the Act shall be taken to be the interest of that Director.

112	ABILITY OF DIRECTOR TO HOLD OTHER OFFICES

A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine. A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of such company; provided that he or she has declared the nature of his or her position with, or interest in, such company to the Board in accordance with Article 105.1.

113	REMUNERATION FOR PROFESSIONAL SERVICES

Any Director may act by himself or herself or his or her firm in a professional capacity for the Company and he or his firm or she and her firm shall be entitled to a remuneration for professional services as if he or she was not a Director, provided that nothing herein contained shall authorise a Director or his or her firm to act as the Auditors.

114	DIRECTORSHIPS OF OTHER COMPANIES

Any Director may continue to be or become a Director of, or hold any other office or place of profit under, any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration, salary, commission, participation in profits, pension, superannuation or other benefits received by him or her as a director of, or holder of any other office or place of profit under, or shareholder of, any such other company. The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it may think fit (including the exercise thereof in favour of any resolution appointing the directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

SECRETARY

115	SECRETARY

115.1

Subject to the Statutes, the Board shall appoint a Secretary on such terms and conditions as it thinks fit. The Board may remove a person appointed pursuant to this Article from office and appoint another or others in his or her place.

115.2

It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of the Company, and of its Committees and to authenticate records of the Company.

115.3

Any provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

SEALS AND DOCUMENT AUTHENTICATION

116	SEAL

116.1

The Company shall have a common seal which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

116.2

The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

117	DIRECTORS OR SECRETARY TO AUTHENTICATE OR CERTIFY

117.1

A Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company (including the memorandum of association and these Articles) and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company, and may certify copies of or extracts from any such items as true copies or extracts.

117.2

A document purporting to be a copy of a resolution of the Board or an extract from the minutes of a meeting of the Board or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of the proceedings at a duly constituted meeting.

DIVIDENDS AND OTHER PAYMENTS

118	DECLARATION

Subject to the Statutes and these Articles, the Company may by Ordinary Resolution declare a dividend to be paid to shareholders according to their respective rights and interests in the profits of the Company. No such dividend shall exceed the amount recommended by the Board.

119	INTERIM DIVIDENDS

Subject to the Statutes, the Board may pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If at any time the share capital is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrears. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of an interim dividend on any shares ranking after those with preferential rights.

120	ENTITLEMENT TO DIVIDENDS

120.1	Except as otherwise provided by these Articles or the rights attached to shares:

120.1.1	a dividend shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the nominal value of the shares on which the dividend is paid; and

120.1.2

dividends shall be apportioned and paid proportionately to the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

120.2	Except as otherwise provided by these Articles or the rights attached to shares:

120.2.1	a dividend may be paid in any currency or currencies decided by the Board; and

120.2.2	the Company may agree with a shareholder that any dividend declared or which may become due in one currency will be paid to the shareholder in another currency; and

120.2.3

the Directors can decide that a Depositary should receive dividends in a currency other than the currency in which they were declared and can make arrangements accordingly. In particular, if a Depositary has chosen or agreed to receive dividends in another currency, the Directors can make arrangements with the Depositary for payment to be made to the Depositary for value on the date on which the relevant dividend is paid, or a later date decided by the Directors, for which purpose the Board may use any relevant exchange rate current at any time as the Board may select for the purpose of calculating the amount of any shareholder’s entitlement to the dividend.

121	PAYMENT METHODS

121.1

The Company may pay a dividend, interest or other amount payable in respect of a share in cash or by cheque, warrant or money order or by a bank or other funds transfer system in accordance with any authority given to the Company to do so by or on behalf of the shareholder in a form or in a manner satisfactory to the Board. Any joint holder or other person jointly entitled to a share may give an effective receipt for a dividend, interest or other amount paid in respect of such share.

121.2	The Company may send a cheque, warrant or money order by post:

121.2.1	in the case of a sole holder, to his or her registered address;

121.2.2	in the case of joint holders, to the registered address of the person whose name stands first in the Share Register;

121.2.3	in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 42 (notice to persons entitled by transmission);

121.2.4	in the case of a Depositary, and subject to the approval of the Directors, to such persons and postal addresses as the Depositary may direct; or

121.2.5	in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

121.3

Every cheque, warrant or money order shall be sent at the risk of the person or persons entitled to the payment and shall be made payable to the order of the person or persons entitled or to such other person or persons as the person or persons entitled may in writing direct. The payment of the cheque, warrant or money order shall be a good discharge to the Company. If payment is made by a bank or other funds transfer, the Company shall not be responsible for amounts lost or delayed in the course of transfer.

121.4

The Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he or she has provided any evidence of his or her entitlement that the Board may reasonably require.

122	DEDUCTIONS

The Board may deduct from any dividend or other amounts payable to any person in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to that share.

123	INTEREST

No dividend or other money payable in respect of a share shall bear interest against the Company, unless otherwise provided by the rights attached to the share.

124	UNCLAIMED DIVIDENDS

All unclaimed dividends or other monies payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of twelve (12) years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

125	UNCASHED DIVIDENDS

125.1	If, in respect of a dividend or other amount payable in respect of a share:

125.1.1	a cheque, warrant or money order is returned undelivered or left uncashed; or

125.1.2	a transfer made by or through a bank transfer system and/or other funds transfer system(s) fails or is not accepted,

on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such share to such person until he or she notifies the Company of an address or account to be used for such purpose.

126	DIVIDENDS IN KIND

A general meeting declaring a dividend may, upon the recommendation of the Board, direct that it shall be satisfied wholly or partly by the distribution of assets (including, without limitation, paid up shares or securities of any other body corporate). Where any difficulty arises concerning such distribution, the Board may settle it as it thinks fit. In particular (without limitation), the Board may:

126.1.1	issue fractional certificates or ignore fractions;

126.1.2	fix the value for distribution of any assets, and may determine that cash shall be paid to any shareholder on the footing of the value so fixed in order to adjust the rights of shareholders; and

126.1.3	vest any assets in trustees on trust for the persons entitled to the dividend.

127	SCRIP DIVIDENDS

127.1

The Board may, with the prior authority of an Ordinary Resolution and subject to such terms and conditions as the Board may determine, offer any holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the Ordinary Resolution, subject to the Statutes and to the provisions of this Article.

127.2

An Ordinary Resolution under Article 122.1 may specify a particular dividend (whether or not declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the fifth annual general meeting next following the date of the meeting at which the Ordinary Resolution is passed.

128	RESERVES

The Board may set aside out of the profits of the Company and carry to reserve such sums as it thinks fit. Such sums standing to reserve may be applied, at the Board’s discretion, for any purpose to which the profits of the Company may properly be applied and, pending such application, may either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. The Board may also carry forward any profits without placing them to reserve.

129	CAPITALISATION OF PROFITS AND RESERVES

129.1	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot shares under Article 7, the Directors may:

129.1.1

resolve to capitalise an amount standing to the credit of any reserve or fund of the Company (including any share premium account, undenominated capital account, revaluation reserve, capital redemption reserve and profit and loss account, whether or not available for distribution);

129.1.2

appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the reserves or funds that are not available for distribution may, for the purposes of this Article 129, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

129.1.3

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve or fund and, in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

129.1.4

authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those shareholders; and

129.1.5	generally do all acts and things required to give effect to the resolution.

129.2	Without otherwise limiting their application, the provisions of Articles 128.1 shall apply, mutatis mutandis to give effect to any resolution of the Board to implement a Rights’ Plan.

RECORD DATES

130	BOARD TO FIX DATE

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject to the Statutes the Company or the Board may:

130.1.1

fix any date (the “record date”) as the date at the close of business (or such other time as the Board may decide) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular; a record date may be on or at any time before any date on which such item is paid, made, given or served or (in the case of any dividend, distribution, interest, allotment or issue) after any date on which such item is recommended, resolved, declared or announced; and

130.1.2

for the purposes of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to the register after the time specified by virtue of this Article 130 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

ACCOUNTS

131	ACCOUNTING RECORDS

131.1	The Company shall cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:

131.1.1	correctly record and explain the transactions of the Company;

131.1.2	will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

131.1.3	will enable the Directors to ensure that any financial statements of the Company complies with the requirements of the Act; and

131.1.4	will enable those financial statements of the Company to be readily and properly audited.

131.2

The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit and loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.

131.3

The accounting records shall be kept at the Registered Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

131.4

In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.

132	ACCESS TO ACCOUNTING RECORDS

No shareholder (other than an officer of the Company) shall have any right of inspecting any accounting record or other document of the Company unless he or she is authorised to do so by statute, by order of the court, by the Board or by an Ordinary Resolution. No shareholder shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the shareholders of the Company to communicate to the public.

133	DISTRIBUTION OF ANNUAL ACCOUNTS

133.1

A copy of the statutory financial statements of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report or summary financial statements prepared in accordance with section 1119 of the Act shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty one (21) clear days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other electronic means, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes, and provided further that where the Directors elect to send summary financial statements to the shareholders, any shareholder may request that he or she be sent a hard copy of the statutory financial statements of the Company.

133.2	For the purposes of this Article, copies of those documents are also to be treated as sent to a person where:

133.2.1	the Company and that person have agreed to that person having access to the documents on a website (instead of their being sent to such person);

133.2.2	the documents are documents to which that agreement applies; and

133.2.3	that person is notified, in a manner for the time being agreed for the purpose between such person and the Company, of:

(a)	the publication of the documents on a website;

(b)	the address of that website; and

(c)	the place on that website where the documents may be accessed, and how they may be accessed.

In this Article, “address” includes any number or address used for the purpose of communication by electronic means.

133.2.4

For the purposes of this Article, documents treated in accordance with Article 133.2 as sent to any person are to be treated as sent to such person not less than twenty one (21) days before the date of a meeting if, and only if:

(a)	the documents are published on the website throughout a period beginning at least twenty one (21) days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the notification given for the purposes of Article 133.2.3 is given not less than twenty one (21) days before the date of the meeting.

133.3	Nothing in Article 133.2 shall invalidate the proceedings of a meeting where:

133.3.1	any documents that are required to be published as mentioned in Article 133.2.4(1) are published for a part, but not all, of the period mentioned in that Article; and

133.3.2	the failure to publish those documents throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

133.4

This Article shall not require a copy of the documents referred to in Article 133.1 to be sent to any person who is not entitled to receive notices of general meetings, any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

133.5

Where copies of documents are sent out pursuant to this Article over a period of days, references elsewhere in the Act to the day on which those copies are sent out shall be read as references to the last day of that period.

AUDIT

134	APPOINTMENT OF AUDITORS

Auditors shall be appointed and their duties regulated in accordance with the Act, any other applicable law and such requirements not inconsistent with the Act as the Board may from time to time determine.

COMMUNICATIONS

135	COMMUNICATIONS

Any documents or information to be sent or supplied by or to the Company may be sent or supplied in hard copy form, in electronic form or by means of a website to the extent permitted by the statutes and these Articles.

136	COMMUNICATIONS TO THE COMPANY

136.1	A document or information is validly sent or supplied by a shareholder to the Company in hard copy form if it is sent or supplied by hand or by post (in a prepaid envelope) to:

136.1.1	an address specified by the Company for the purpose;

136.1.2	the Registered Office; or

136.1.3	an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

136.2

A document or information may only be sent or supplied by a shareholder to the Company in electronic form if the Company has agreed by notice to the shareholders that the document or information may be sent or supplied in that form (and not revoked that agreement) or the Company is deemed to have so agreed by a provision of the Statutes.

136.3	Subject to Article 136.2 above, where a document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

136.3.1	specified for the purpose by the Company (generally or specifically); or

136.3.2	deemed by a provision of the Statutes to have been so specified.

137	COMMUNICATIONS BY THE COMPANY OR THE BOARD IN HARD COPY FORM

137.1	A document or information sent or supplied by the Company or the Board in hard copy form must be:

137.1.1	handed to the intended recipient; or

137.1.2	sent or supplied by hand or by post (in a pre-paid envelope):

(a)	to an address specified for the purpose by the intended recipient;

(b)	to a company at its registered office;

(c)	to a person in his or her capacity as a shareholder, at his or her address as shown in the register;

(d)	to a person in his or her capacity as a Director, at his or her address as shown in the register of Directors; or

(e)	to an address to which any provision of the Statutes authorises the document or information to be sent or supplied.

137.2	Where the Company is unable to obtain any address falling within Article 137.1 above, the document or information may be sent or supplied to the intended recipient’s last address known to the company.

138	COMMUNICATIONS BY THE COMPANY IN ELECTRONIC FORM

138.1

A document or information (including the Company’s audited accounts and the directors’ and auditor’s reports thereon) may only be sent or supplied by the Company or the Board by electronic means to a person or company who has agreed (generally or specifically) that the document or information may be sent or supplied in that form (and not revoked that agreement). Any such consent requirement shall be deemed to have been satisfied where the Company has written to the shareholder informing him or her of its intention to use electronic communications for such purposes and the shareholder has not, within four (4) weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a shareholder has given, or is deemed to have given his or her consent to the receipt by such shareholder of electronic mail or other electronic means approved by the Directors, he or she may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided however that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

138.2	Where the document or information is sent or supplied by electronic means, it may only be sent or supplied to an address:

138.2.1	specified for the purpose by the intended recipient (generally or specifically); or

138.2.2	where the intended recipient is a company, deemed by a provision of the Statutes to have been so specified.

139	COMMUNICATIONS BY THE COMPANY BY MEANS OF A WEBSITE

139.1	A document or information may only be sent or supplied by the Company to a person by being made available on a website if the person:

139.1.1	has agreed (generally or specifically) that the document or information may be sent or supplied to him or her in that manner; or

139.1.2	is taken to have so agreed in accordance with the Statutes, and has not revoked that agreement.

139.2

A document or information authorised or required to be sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient to read it (and see any images contained in it) with the naked eye and to retain a copy of it.

139.3	The Company must notify the intended recipient of:

139.3.1	the presence of the document or information on the website;

139.3.2	the address of the website;

139.3.3	the place on the website where it may be accessed; and

139.3.4	how to access the document or information.

139.4	The document or information is taken to be sent:

139.4.1	on the date on which the notification required by Article 139.3 above is sent; or

139.4.2	if later, the date on which the document or information first appears on the website after that notification is sent.

139.5	The Company must make the document or information available on the website throughout:

139.5.1	the period specified by any applicable provision of the Statutes; or

139.5.2	if no such period is specified, the period of twenty eight (28) days beginning with the date on which the notification required by Article 139.3 is sent to the person in question.

139.6

A failure to make a document or information available on a website throughout the period mentioned in Article 139.5 shall be disregarded if (a) it is made available on the website for part of that period; and (b) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable to have expected the Company to prevent or avoid.

139.7	A notice of a general meeting of the Company given by means of a website must:

139.7.1	state that it concerns a notice of a meeting of the Company;

139.7.2	specify the place, date and time of the meeting; and

139.7.3	state whether the meeting is to be an annual general meeting.

140	COMMUNICATIONS BY OTHER MEANS

140.1

A document or information that is sent or supplied to the Company otherwise than in hard copy form, by electronic means or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the Company.

140.2

A document or information that is sent or supplied by the Company or the Board otherwise than in hard copy form, by electronic means or by means of a website is validly sent or supplied if it is sent or supplied in a form or manner that has been agreed by the intended recipient.

141	FAILURE TO DELIVER BY ELECTRONIC MEANS

If any document or information has been sent or supplied by electronic means in accordance with Article 138 to any shareholder at his or her address specified for the purpose or deemed to be so specified and the Company becomes aware of a failure in delivery (and subsequent attempts to send or supply such document or information by electronic means also result in a failure in delivery), the Company shall either:

141.1.1	send or supply a hard copy of such document or information to such shareholder; or

141.1.2	notify such shareholder of the information set out in Article 139.3,

in each case in the manner described in Article 137.1.

142	WHEN SERVICE IS EFFECTED ON A MEMBER

142.1	Where a document or information is, under Article 137.1, sent or supplied by post, service or delivery to a shareholder it shall be deemed to be effected:

142.1.1

if sent by first class post or special delivery post from an address in Ireland to another address in Ireland or from an address in the United States to another address in the United States, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, at the expiration of twenty four (24) hours after the time when the cover containing the same is posted; or

142.1.2

in any other case, on the third day following that on which the document or information was posted, and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed and posted.

142.2

Where a document or information is, under Article 138, sent or supplied by electronic means to an address specified for the purpose by the intended recipient, service or delivery shall be deemed to be effected on the same day on which it is sent or supplied and in proving such service it will be sufficient to prove that it was properly addressed.

142.3

Where a document or information is, under Article 139, sent or supplied by means of a website, service or delivery shall be deemed to be effected when (a) the material is first made available on the website; or (b) if later, when the recipient received (or, in accordance with this Article 142.3, is deemed to have received) notification of the fact that the material was available on the website.

143	NOTICE BY ADVERTISEMENT

143.1

If at any time by reason of the suspension or curtailment of postal services within Ireland or the United States (or such other jurisdiction as the Board may consider appropriate for the service of notices), the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by notice advertised on the same date in at least one national newspaper in Ireland, the United States and / or such other jurisdiction as the Board may consider appropriate for the service of notices (as applicable) and such notice shall be deemed to have been duly served on all shareholders entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least six clear days prior to the meeting the posting of notices to addresses throughout Ireland, the United States or such other jurisdiction as the Board may consider appropriate for the service of notices (as applicable) again becomes practicable.

143.2

Notwithstanding anything in the Statutes or these Articles, if by reason of suspension or curtailment of postal services within Ireland or the United States (or such other jurisdiction as the Board may consider appropriate for the service of notices), the Company is unable in the opinion of the Board to deliver the documents referred to in Article 133.1 to persons entitled thereto by the time therein prescribed, the Company may nevertheless proceed validly to convene and hold the general meeting before which such documents are to be laid by giving notice of such meeting in accordance with Article 143.1, but so that the reference in the final sentence of that Article 143.1 to “confirmatory copies of the notice” shall be read to include the relevant documents referred to in Article 133 and the reference therein to “six clear days” shall be read as “three clear days” and provided always that such documents shall be made available for inspection during normal business hours at the Registered Office throughout the period from the date of publication of the notice convening such meeting until the date of the meeting and also at the meeting itself.

144	DOCUMENTS AND INFORMATION TO JOINT HOLDERS

All notices directed to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the register, and notice so given shall be sufficient notice to all the holders of such share.

145	SERVICE OF DOCUMENTS AND INFORMATION ON PERSONS ENTITLED TO SHARES BY TRANSMISSION

A person entitled to a share in consequence of the death or bankruptcy of a shareholder upon supplying to the Company such evidence as the Board may reasonably require to show his or her title to the share, and upon supplying also an address in Ireland or the United States or such other jurisdiction as the Board may consider appropriate for the service of notices, shall be entitled to have served upon or delivered to him or her at such address any notice or document to which the shareholder, but for his or her death or bankruptcy, would be entitled, and such service or delivery shall for all purposes be deemed to be sufficient service for delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him or her) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any shareholder in pursuance of these presents shall, notwithstanding that such shareholder be then dead or bankrupt, and whether or not the Company shall have notice of his or her death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or first named joint holder.

146	MEMBERS NOT ENTITLED TO NOTICES, DOCUMENTS AND INFORMATION

A shareholder who has not supplied to the Company an address for the service of notices shall not be entitled to receive notices from the Company.

147	DOCUMENT DESTRUCTION

147.1	The Company may destroy:

147.1.1	any share certificate or other evidence of title to shares which has been cancelled at any time after one year from the date of such cancellation;

147.1.2

any mandate for the payment of dividends or other amounts or any variation or cancellation of such mandate or any other instruction concerning the payment of monies or any notification of change of name or address at any time after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

147.1.3	any instrument or other evidence of transfer of shares or renunciation of an allotment of shares which has been registered at any time after six years from the date of registration; and

147.1.4	any other document on the basis of which an entry in the Register is made at any time after six years from the date an entry in the Register was first made in respect of it,

and the Company may destroy any such document earlier than the relevant date, provided that a permanent record of the document is made (on microfilm, computer disc or otherwise) which is not destroyed before that date.

147.2

It shall be conclusively presumed in favour of the Company that every entry in the Share Register purporting to have been made on the basis of a document destroyed in accordance with this Article was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was valid and was duly cancelled and that every other document so destroyed was valid and effective in accordance with the recorded particulars in the records of the Company, provided that:

147.2.1	this Article shall apply only to the destruction of a document in good faith and without express notice of any claim (regardless of the parties to it) to which the document might be relevant;

147.2.2

nothing in this Article imposes on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article which would not attach to the Company in the absence of this Article; and

147.2.3	references in this Article to the destruction of any document include references to the disposal of it in any manner.

MISCELLANEOUS

148	CHANGE OF COMPANY NAME

The name of the Company may be changed, subject to the approval of the Registrar of Companies, by a Special Resolution of the Company.

149	WINDING UP

149.1

If the Company shall be wound up and the assets available for distribution among the shareholders as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the shareholders shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the shareholders in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the holders of shares issued upon special terms and conditions.

149.2

In case of a sale by the liquidator under the Act, the liquidator may by the contract of sale agree so as to bind all the shareholders for the allotment to the shareholders directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting shareholders conferred by the said section.

149.3

The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

149.4

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Act, may divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no shareholder shall be compelled to accept any assets upon which there is a liability.

150	INDEMNITY AND INSURANCE

150.1

Subject to the provisions of and so far as may be admitted by the Act, every Director and the Secretary of the Company and, every director and secretary of any associated company of the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the Court.

150.2

The Directors shall have power to purchase and maintain, for any Director, the Secretary or other officers or employees of the Company, and every director, secretary or any employees of any associated company of the Company, insurance against any such liability as referred to section 235 of the Act.

150.3

As far as is permissible under the Act, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any associated company of the Company (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company; or (b) such Covered Person’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.

150.4

In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.

150.5

Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

150.6

As far as permissible under the Act, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this Article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these Articles.

150.7

It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this Article, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or a predecessor to the Company by scheme of arrangement, consolidation or merger was involved.

The indemnification provided by this Article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

150.8

The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any associated company of the Company to the fullest extent permitted by law.

151	DISPUTE RESOLUTION

151.1

The courts of Ireland shall have exclusive jurisdiction to determine any dispute related to or connected with (a) any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary or other duty owed by any Director or officer or other employee of the Company to the Company or the Company’s shareholders; or (c) any action asserting a claim against the Company or any Director or officer or other employee of the Company arising under the laws of Ireland or pursuant to any provision of the Articles (as either may be amended from time to time).

151.2

Damages alone may not be an adequate remedy for any breach of this Article 151, so that, in the event of a breach or anticipated breach, the remedies of injunction and / or an order for specific performance would in appropriate circumstances be available.

151.3	The governing law of the Articles is the substantive law of Ireland.

151.4	For the purposes of this Article 151:

151.4.1	a “dispute” shall mean any dispute, controversy or claim;

151.4.2	references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

151.4.3

“Director” shall be read so as to include each and any Director of the Company from time to time in his or her capacity as such or as an employee of the Company and shall include any former Director of the Company.

Schedule 3

Estimated Share Premium Calculation

The share premium will be computed by using the market capitalisation of the Transferor Company on the NASDAQ immediately following the Merger and deducting the nominal value of the share capital issued in the Merger.

For the purposes of the Common Draft Terms, the share premium has been provisionally calculated on the basis of an estimated market capitalisation of USD2,767,206,855.41 on 30 June 2019, as detailed below:

Cimpress N.V.
USD
Share Price on 30 June 2019	90.89
Outstanding Shares	30,445,669
Total Market Capitalisation	2,767,206,855.41
Less:
Nominal Value of Share Capital	502,519.15
Share Premium	2,766,704,336.26
Share Premium per share	90.87

Schedule 4

Draft Amendment Articles of Association Transferor Company

DEED OF AMENDMENT OF	MEH/6012036/11634382
THE ARTICLES OF ASSOCIATION	DRAFT 17-09-2019
CIMPRESS N.V.	1
(unofficial translation)

Today, [date],

appeared before me, [Manon Anna Justina Cremers], civil law notary in Amsterdam:

[appearing person].

The appearing person declared as follows:

•

the articles of association of Cimpress N.V., a public limited company (naamloze vennootschap) having its seat in Venlo, its address at Dublin Road, Building D, Xerox Technology Park, A91 H9n9 Dundalk and registered in the trade register under number 14117527 (the “company”), were lastly amended by deed executed on the fourteenth of November two thousand and eighteen before M.A.J. Cremers, civil law notary in Amsterdam;

•	on [date], the general meeting of the company resolved to amend the articles of association of the company partially;

•	furthermore, it was decided to authorize the appearing person to effect such amendment of the articles of association; and

•	that these resolutions are evidenced by a copy of (an extract of) the minutes of the relevant meeting to be attached to this deed.

Subsequently, the appearing person declared to amend the articles of association of the company partially, in pursuance of the referred resolutions, so:

Following article 28, a new article 29 will be added which will read as follows:

CASH COMPENSATION RIGHT

Article 29.

29.

If the company enters into a merger with Cimpress plc, a public limited company incorporated under the laws of Ireland (“Cimpress plc”) in accordance with the joint merger proposal dated on or about the seventeenth of September two thousand and nineteen prepared by the Board of Directors of the company and the board of directors of Cimpress plc, which merger proposal includes an exchange ratio of one share in the share capital of Cimpress plc in exchange for one share in the share capital of the company (the “Exchange Ratio”), the cash compensation for each ordinary share of the company which may be requested by each shareholder who votes against the intended merger in the general meeting (the “General Meeting”), due to article 2:333h Dutch Civil Code, is equal to the closing price of an ordinary share of the company on the Nasdaq Global Stock Market on the first trading date immediately after the expiration of a one month period, which period starts the day after the date of the General Meeting.

(1)

Final clause

This deed was executed in Amsterdam today.

The substance of this deed was stated and explained to the appearing person.

The appearing person declared not to require a full reading of the deed, to have taken note of the contents of this deed and to consent to it.

Subsequently, this deed was read out in a limited form, and immediately thereafter signed by the appearing person and myself, civil law notary, at

AKTE VAN STATUTENWIJZIGING	MEH/6012036/11638164
Cimpress N.V.	DRAFT 17-09-2019
1

Heden, [datum],

verscheen voor mij, [mr. Manon Anna Justina Cremers], notaris te Amsterdam:

[comparant].

De comparant verklaarde als volgt:

•

de statuten van Cimpress N.V., een naamloze vennootschap met zetel te Venlo, adres Dublin Road, Building D, Xerox Technology Park, A91 H9n9 Dundalk en ingeschreven in het handelsregister onder nummer 14117527 (de “vennootschap”), zijn laatstelijk gewijzigd bij akte verleden op veertien november tweeduizend achttien voor mr. M.A.J. Cremers, notaris te Amsterdam;

•	de algemene vergadering van de vennootschap heeft op [datum] besloten om de statuten van de vennootschap gedeeltelijk te wijzigen;

•	voorts werd besloten om onder meer de comparant te machtigen de betreffende statutenwijziging tot stand te brengen; en

•	van deze besluiten blijkt uit een kopie van de notulen van de betrokken vergadering die aan deze akte worden gehecht.

Vervolgens verklaarde de comparant ter uitvoering van deze besluiten de statuten van de vennootschap gedeeltelijk te wijzigen als volgt als volgt, zodat:

Na artikel 28 wordt een nieuw artikel 29 toegevoegd, welke komt te luiden als volgt:

RECHT OP SCHADELOOSSTELLING

Artikel 29.

29.

Indien de vennootschap een fusie aangaat met Cimpress plc, een naamloze vennootschap opgericht naar Iers recht (“Cimpress plc”), overeenkomstig het gezamenlijke fusievoorstel gedateerd op of omstreeks zeventien september tweeduizend negentien, opgesteld door de raad van bestuur van de vennootschap en de raad van bestuur van Cimpress plc, welk fusievoorstel een ruilverhouding bevat van één aandeel in het kapitaal van Cimpress plc in ruil voor één aandeel in het kapitaal van de vennootschap (de “Ruilverhouding”), is de schadeloosstelling die mag worden verzocht voor elk gewoon aandeel in de vennootschap door elke aandeelhouder die tegen de voorgenomen fusie heeft gestemd in de algemene vergadering (de “Algemene Vergadering”), overeenkomstig artikel 2:333h van het Burgerlijk Wetboek, gelijk aan de slotkoers van een gewoon aandeel van de vennootschap op de Nasdaq Global Stock Market op de eerste beursdag onmiddellijk na het verstrijken van één maand, welke termijn ingaat op de dag na de datum van de Algemene Vergadering.

Slotbepaling

Deze akte is heden verleden te Amsterdam.

(2)

De inhoud van deze akte is aan de verschenen persoon zakelijk meegedeeld en toegelicht.

De verschenen persoon verklaarde geen volledige voorlezing te verlangen, van de inhoud van de akte te hebben kennisgenomen en daarmee in te stemmen.

Deze akte is vervolgens beperkt voorgelezen en onmiddellijk daarna ondertekend door de verschenen persoon en mij, notaris, om

Schedule 5

Cash Compensation Request

THIS IS A DRAFT. THE FINAL VERSION OF THIS FORM WILL BE PUBLISHED ON CIMPRESS’ WEBSITE AFTER THE EXTRAORDINARY GENERAL MEETING OF CIMPRESS N.V. TO BE HELD ON 25 OCTOBER 2019.

CASH COMPENSATION REQUEST FORM

During the extraordinary general meeting of shareholders of Cimpress N.V. held on 25 October 2019 (the ”EGM”) it was resolved that Cimpress N.V., a public limited company incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Venlo, the Netherlands and registered in the Dutch trade register under number 14117527 and headquartered in Ireland, having its address at Building D, Xerox Technology Park, Dundalk, Co. Louth and registered as a branch in Ireland under number 909075 (“Cimpress N.V.”) will merge into Cimpress plc, a public limited company incorporated under the laws of Ireland with company number 607465 and having its registered office at Building D, Xerox Technology Park, Dundalk, Co. Louth (formerly known as Cimpress Limited) (“Cimpress plc”), if and when certain further conditions will be met (the “Merger”).

Pursuant to section 2:333h of the Dutch Civil Code, each Cimpress N.V. shareholder which at the EGM has voted against the Merger has a statutory right to request that, if the Merger is effectuated, this shareholder will be given a cash compensation in lieu of shares in Cimpress N.V. (the “Cash Compensation Right”). The Cash Compensation Right shall only apply to the Cimpress N.V. shares for which a Cimpress N.V. shareholder has voted against the Merger and which Cimpress N.V. shares have been held continuously by such shareholder until the effectuation of the Merger.

IMPORTANT NOTE

Shareholders that voted against the Merger must consider separately whether to exercise their statutory Cash Compensation Right as well. An election to exercise the Cash Compensation Right will restrict the shareholder’s ability to trade his Cimpress N.V. shares on the stock exchange. The cash compensation due if the Cash Compensation Right is exercised, will depend on the (yet uncertain) listing price of the Cimpress plc shares at the date as further described in the common draft terms of the Merger (the “CDT”). Cimpress N.V. will be legally obliged to withhold Dutch dividend withholding tax due on any cash compensations. A further explanation of the Merger and the Cash Compensation Right is given in the CDT, which can be found on the website of Cimpress (www.cimpress.com

Instead of exercising the Cash Compensation Right, shareholders not willing to become a shareholder of Cimpress plc may consider to sell their Cimpress N.V. shares on the stock exchange at any time prior to the effective time of the Merger.

Name shareholder (the “Shareholder”):

Address Shareholder:

Number of shares for which the Cash Compensation Right is exercised (the “Exit Shares”):

Details of bank account for payment of the cash compensation after effectuation of the Merger:
IBAN :
BIC code:
Name Bank:
City:

The Shareholder states, confirms, undertakes and acknowledges the following:

•

the Shareholder is the holder of the Exit Shares and the Exit Shares were already held by the Shareholder on 27 September 2019, which date served as the record date for the exercise of voting rights at the EGM (the “Record Date”);

•	at the EGM, the Shareholder voted against the proposal to enter into the Merger;

•

the Shareholder has taken notice of the CDT, including paragraph 13, which describes the procedure for the exercise of the Cash Compensation Right and the terms for determination and payment of the cash compensation;

•	the Shareholder agrees with the method for determining the cash compensation for the Exit Shares pursuant to the formula included in the articles of association of Cimpress N.V.;

•	the Shareholder is aware that Cimpress N.V. will be legally obliged to withhold Dutch dividend withholding tax due on the cash compensation; and

•

the Shareholder will not transfer the Exit Shares to any person except with the prior written approval of Cimpress N.V. until the earlier of (i) the effective time of the Merger (as a result of which the Exit Shares will cease to exist) or (ii) such earlier date as Cimpress N.V. or Cimpress plc may publicly announce that the Merger will not be effectuated. This approval right of Cimpress N.V. is granted to allow Cimpress N.V. to facilitate implementation of the intended legal effect of the Shareholder’s cash compensation request (i.e. that at the Merger the Exit Shares will be exchanged for a cash compensation in lieu of Cimpress plc shares).

Voting evidence

In the event that the Shareholder voted the Exit Shares at the EGM in person, through a written proxy registered in accordance with the registration procedure for the EGM or through a proxy granted to the independent third party as set out in the agenda for the EGM, no additional evidence of such vote will be required.

Cimpress N.V.’s voting records constitute conclusive evidence as to how these shares are voted. If the Exit Shares were voted through any other means (i.e. by means of e-voting or through any proxy voting provider or otherwise) the Shareholder will need to provide written evidence that the Exit Shares were voted in his name against the proposal to enter into the Merger.

Submission and due date

A qualifying shareholder wishing to exercise the Cash Compensation Right must submit this Cash Compensation Request Form, duly completed and executed and provided will all required annexes to Cimpress N.V. no later than on 25 November 2019 at the following address:

To:

Cimpress N.V.

Addressee:

Kathryn Leach

kleach@cimpress.com,

with a copy to:

Matthew Walsh,

mwalsh@cimpress.com

[signature page to follow]

Any applications not fully and correctly received by Cimpress N.V.

after 25 November 2019 will be disregarded.

Signed on

The Shareholder

Name:

By: